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                                                                   Exhibit 10.42




                                                                  EXECUTION COPY







                          U.S. ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                           NATIONAL PROCESSING, INC.,

                        NATIONAL PROCESSING COMPANY, LLC

                                       AND

                              ACS DATA ENTRY, INC.



                            Dated as of July 11, 2001





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                                                                  EXECUTION COPY


                                TABLE OF CONTENTS

1.       Rules of Construction and Definitions....................................................................1

2.       Assets...................................................................................................8
          2.1     Assets to be Sold to Buyer......................................................................8
          2.2     Excluded Assets.................................................................................9
          2.3     Non-Assignable Assets..........................................................................10
          2.4     Further Assurances.............................................................................11
          2.5     Sale at Closing Date...........................................................................11
          2.6     Seller's Records...............................................................................11

3.       Liabilities.............................................................................................11
          3.1     Assumed Liabilities............................................................................11
          3.2     Excluded Liabilities...........................................................................11

4.       Consideration...........................................................................................12
          4.1     Cash at Closing................................................................................12
          4.2     Allocation.....................................................................................12

5.       Closing.................................................................................................12
          5.1     Closing........................................................................................13
          5.2  Deliveries by the Sellers.........................................................................13
          5.3  Deliveries by the Buyer...........................................................................14

6.       Representations and Warranties of Seller................................................................15
          6.1     Organization...................................................................................15
          6.2     Authorization, Execution and Validity..........................................................15
          6.3     No Breach......................................................................................15
          6.4     Consents.......................................................................................16
          6.5     Absence of Certain Changes.....................................................................16
          6.6     Real Property and Leases.......................................................................18
          6.7     Litigation.....................................................................................19
          6.8     Compliance with Law............................................................................19
          6.9     Options to Purchase............................................................................19
          6.10    Title to Assets and Properties, Condition and Sufficiency of Assets............................19
          6.11    Contracts......................................................................................20
          6.12    Material Customers and Material Suppliers......................................................21
          6.13    Intellectual Property..........................................................................21
          6.14    Permits, Licenses and Other Authorizations.....................................................22
          6.15    Accounts Receivable............................................................................22
          6.16    Premises.......................................................................................23
          6.17    Books and Records, Financial Statements........................................................24
          6.18    Environmental Matters..........................................................................25
          6.19    Taxes..........................................................................................26
          6.20    Commissions to Third Parties...................................................................27

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
          6.21    Employee Benefits..............................................................................27
          6.22    Absence of Certain Payments....................................................................27
          6.23    Union Contracts, Labor and Employees...........................................................27
          6.24    Affiliated Transactions........................................................................28
          6.25    Insurance......................................................................................28
          6.26    Undisclosed Liabilities........................................................................28
          6.27    Product Serviceability/Warrantability..........................................................29
          6.28    Agents.........................................................................................29
          6.29    Information Furnished..........................................................................29
          6.30    Commission Sales Contracts.....................................................................29
          6.31    Subsidiaries...................................................................................29

7.       Representations and Warranties of Buyer.................................................................29
          7.1     Organization...................................................................................30
          7.2     Authorization, Execution and Validity..........................................................30
          7.3     Consents.......................................................................................30
          7.4     Litigation.....................................................................................30
          7.5     Commissions to Third Parties...................................................................30
          7.6     Funds Availability.............................................................................31

8.       Indemnification and Survival............................................................................31
          8.1     Indemnity of the Sellers.......................................................................31
          8.2     Buyer's Indemnity..............................................................................32
          8.3     Defense of Claims..............................................................................33
     8.3.1  Indemnitor's Right to Assume Defense.................................................................33
     8.3.2  Effect of Indemnitor's Election to Assume Defense....................................................34
     8.3.3  Effect of Indemnitor's Election Not To Assume Defense................................................35
     8.3.4  Authority to Settle..................................................................................35
     8.3.5     Indemnification Limitations.......................................................................35
     8.3.6     Cooperation.......................................................................................37
     8.3.7     Survival of Representations and Warranties........................................................37
     8.3.8     ACS Guaranty......................................................................................37

9.       Conduct of Buyer and Seller Pending Closing, Pre-Closing Covenants......................................37
          9.1     Material Breach................................................................................37
          9.2     Consents, Waivers, Approvals and Authorizations................................................38
          9.3     Operations of Business.........................................................................38
          9.4     Access.........................................................................................38
          9.5     Press Release and Announcements................................................................38
          9.6     Cooperation and Standard of Performance........................................................38
          9.7     Notice of Developments.........................................................................38
          9.8     Payroll and Employee Expenses; Other Pre-Closing Expenses......................................39

10.      Conditions to Closing...................................................................................39
          10.1    Conditions to the Obligations of the Buyer.....................................................39
     10.1.1  Deliveries..........................................................................................39
     10.1.2  Representations, Warranties and Covenants...........................................................39
     10.1.3  No Actions..........................................................................................39
     10.1.4    Consents..........................................................................................39
     10.1.5    Other Agreements..................................................................................39

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
        10.2    Conditions to the Obligations of the Sellers.....................................................39
     10.2.1    Deliveries........................................................................................39
     10.2.2    Representations, Warranties and Covenants.........................................................40
     10.2.3    No Actions........................................................................................40
     10.2.4    Tender of Cash at Closing.........................................................................40
     10.2.5    Consents..........................................................................................40
     10.2.6    Other Agreements..................................................................................40

11.      Post-Closing Covenants..................................................................................40
          11.1    General; Further Actions.......................................................................40
          11.2    Notices to Obligors............................................................................40
          11.3    Sales/Transfer Taxes...........................................................................41
          11.4    Litigation Support.............................................................................41
          11.5    Taxes..........................................................................................41
          11.6    Accounts Receivable............................................................................42

12.      Termination.............................................................................................42
          12.1    General........................................................................................42
          12.2    Effect of Termination..........................................................................43

13.      Miscellaneous...........................................................................................43
          13.1    Expenses.......................................................................................43
          13.2    Notices........................................................................................43
          13.3    Confidentiality................................................................................44
          13.4    Entire Agreement...............................................................................45
          13.5    Parties in Interest; Successors and Assigns....................................................45
          13.6    Specific Performance...........................................................................45
          13.7    Severability...................................................................................45
          13.8    Construction...................................................................................46
          13.9    Disputes.......................................................................................46
          13.10   Governing Law..................................................................................48
          13.11   Counterparts...................................................................................48
          13.12   Publicity......................................................................................48

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                                                            EXECUTION COPY


                      U. S. ASSET PURCHASE AGREEMENT


     THIS U. S. ASSET PURCHASE AGREEMENT is made and entered into as of this 11th day of July, 2001, between and among National Processing, Inc., an Ohio corporation ("NPI" or " Parent"), National Processing Company, LLC, an Ohio limited liability company ("NPC LLC", and together with NPI, "Sellers"), ACS Data Entry, Inc., a Delaware corporation ("Buyer"), and, solely for the purpose of guaranteeing the performance by Buyer of its indemnification obligations under Section 8 of this Agreement, Affiliated Computer Services, Inc., a Delaware corporation ("ACS") .

                              W I T N E S S E T H:

         WHEREAS, NPI is the beneficial and record owner of all of the issued and outstanding shares of capital stock of NPC LLC; and

         WHEREAS, Sellers desire to sell, and Buyer desires to acquire certain selected assets of NPC LLC used in the Business and all rights to continue the Services on the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, for valuable consideration paid and each and every covenant and agreement set forth below, and the performance thereof, it is agreed by and between the parties as follows:

1. RULES OF CONSTRUCTION AND DEFINITIONS. All references to any specific law, act, statutes, regulation, or rule in this Agreement shall mean such law, act, statute, regulation, or rule of the United States of America and, where applicable, the laws of its states, territories, foreign jurisdictions, protectorates and local laws. For purposes of this Agreement, the following terms shall have the meanings indicated:

         "AAA" shall have the meaning given in Section 13.9(f).

         "AFFILIATE" shall mean any Person (as hereinafter defined) which directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person.

         ACCOUNTS RECEIVABLE" shall mean all accounts receivable, all notes, bonds and other evidence of indebtedness and all other rights to receive payments (i) arising out of the Customer Contracts or (ii) related to the Business or Services.

         "AGREEMENT" shall mean this agreement, together with all schedules, attachments, exhibits and appendices, if any.

         "ASSUMED LIABILITIES" has the meaning specified in Section 3.1.


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         "BASKET AMOUNT" has the meaning specified in Section 8.3.5(a).

         "BUSINESS" shall mean the data capture services conducted by NPC LLC, the Companies and NPC Mexico as explained in the April 26, 2001 confidential memorandum, attached as Exhibit A hereto.

         "BUYER" is identified in the preamble to this Agreement.

         "BUYER INDEMNIFIABLE EVENT" shall have the meaning given that term in
Section 8.1.

         "BUYER INDEMNITEE" shall mean Buyer or any Affiliate, shareholder, director, officer, employee or agent of Buyer, as the case may be, or any respective successors or assigns of any of the foregoing.

         "BUYER LOSSES" has the meaning specified in Section 8.1.

         "CAP" has the meaning specified in Section 8.3.5(a).

         "CASH AT CLOSING" shall have the meaning given that term in Section
4.1.

         "CLAIM" shall mean any judicial, administrative or arbitral action, litigation, inquiry, investigation, complaint, claim, counterclaim, crossclaim, demand, governmental proceeding, proceeding (public or private), or suit whether at law or in equity, whether sounding in tort, contract, or otherwise.

         "CLOSING" shall have the meaning set forth in Section 5.1.

         "CLOSING DATE" shall mean the date referenced in Section 5.1 hereof.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         "COMPANIES" shall mean, collectively, NPC International (Barbados) Holdings Limited, NPC International (Barbados) Limited, NPC International (Jamaica) Limited, and NPC International (Republica Dominicana) S.A.

         "CONTRACT" shall mean any contract, agreement, indenture, note, bond, loan, instrument, lease, conditional sale contract, mortgage, license, franchise, insurance policy, commitment or other legally binding arrangement or agreement, whether written or oral.

         "CUSTOMER(S)" shall mean customers of the Business as of Closing Date.

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         "CUSTOMER CONTRACT(S)" shall mean letters of intent, Contracts, agreements (oral or written), standing purchase orders and any other similar documents for Services between Sellers and their Customers.

         "DEFENSE" shall mean the defense, settlement, or other disposition of any Claim.

         "DOCUMENTS OF CONVEYANCE" shall mean deeds, bills of sale, assignment and assumption agreements, endorsements, and other instruments of transfer and conveyance together with any consents, required for the same, including any required consent to assignment of any Customer Contract, in form and substance reasonably satisfactory to Buyer.

         "EFFECTIVE TIME" shall mean 12:01 a.m. on the Closing Date.

         "EMPLOYEE(S)" means employees of NPC LLC who are primarily engaged in the Business, including any person on disability or leave of absence.

         "ENVIRONMENTAL CLAIMS" means any written complaint, summons, citation, notice, directive, order or claim, or any litigation, investigation, judicial or administrative proceeding or judgment, from or by any governmental agency, department, bureau, office or other authority, or any third party asserting or finding violations of Environmental Laws or Releases of Hazardous Materials from
(i) any assets, properties or businesses of NPC LLC or (ii) from or onto any facilities which received Hazardous Materials generated by NPC LLC.

         "ENVIRONMENTAL LAW" shall have the meaning ascribed to such term in
Section 6.18.

         "ENVIRONMENTAL PERMIT" means any Permit, approval, variance or permission required or waiver or exemption granted under any applicable Environmental Law and all supporting documents associated therewith.

         "EXCLUDED ASSETS" shall have the meanings given that term in Section
2.2.

         "FINANCIAL STATEMENTS" shall mean the following financial statements of the Business: (i) the audited consolidated balance sheets of NPC International (Barbados) Holdings Limited at December 31, 1998, 1999 and 2000, and the related audited consolidated statements of income of NPC International (Barbados) Holdings Limited for the years ended December 31, 1998, 1999 and 2000, in each case, together with the notes thereto, and (ii) the compiled unaudited consolidated balance sheets of the Business at December 31, 1999 and 2000, which includes the assets of the Business which are part of NPC Mexico and NPC LLC, and the related compiled unaudited consolidated statements of income of the Business for the years ended December 31, 1999 and 2000, together with the notes thereto, as included as part of the Confidential Memorandum dated April 26, 2001 and attached as Exhibit A or Schedule 6.17 hereto.


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         "GAAP" shall mean the generally accepted accounting principles in the
United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board.

         "GOVERNMENTAL AUTHORITY" shall mean any government or political subdivision, whether federal, state, local or foreign, and any of their respective subdivisions, agencies, instrumentalities or tribunals, including without limitation, any governmental regulatory body, or any federal state, local or foreign court or arbitrator.

         "HAZARDOUS MATERIALS" shall have the meaning given that term in Section 6.18.

         "IRS" shall mean the Internal Revenue Service of the United States of America.

         "INDEMNITOR" shall have the meaning given that term in Section 8.3.

         "INDEMNIFIABLE CLAIM" shall have the meaning given that term in Section 8.3.

         "INDEMNIFIABLE EVENT" shall mean a Buyer Indemnifiable Event or a Seller Indemnifiable Event, as the case may be.

         "INDEMNITEE" shall mean a Buyer Indemnitee or a Seller Indemnitee, as the case may be.

         "INTELLECTUAL PROPERTY" shall mean letters patent and patents, provisional patent applications, patent applications, patent licenses, know-how, trade names, brand names, trademarks, copyrights, service marks, trademark registrations and applications, service mark registrations and applications, copyright registrations and applications, domain names, database rights, inventions, schematics, technology, trade secrets, customer lists, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), software licenses, documentation, design documentation and specifications and tangible or intangible proprietary information or material owned or used by NPC LLC in the operation of the Business.

         "INTERIM FINANCIAL STATEMENTS" shall mean (i) the unaudited consolidated balance sheets of NPC International (Barbados) Holdings Limited as of May 31, 2001 and the related unaudited consolidated statements of income of NPC International (Barbados) Holdings Limited for the five months ended May 31, 2001 and (ii) the compiled unaudited consolidated balance sheets of the Business as of May 31, 2001, which includes the assets of the Business which are part of NPC Mexico and NPC LLC, and the related compiled unaudited consolidated statements of income of the Business for the five months ended May 31, 2001, as included as part of the Confidential Memorandum dated April 26, 2001 and attached as Exhibit A or Schedule 6.17 hereto.


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         "KNOWLEDGE OF THE BUYER" or any other use of the capitalized term
"Knowledge" with respect to the Buyer shall mean the actual knowledge, after due inquiry, of the executive officers of Buyer.

         "KNOWLEDGE OF THE SELLERS" or any other use of the capitalized term "Knowledge" with respect to the Sellers shall mean the actual knowledge, after due inquiry, of the executive officers of the Sellers. "Knowledge of NPC LLC" or any other use of the capitalized term "Knowledge" with respect to NPC LLC shall mean the actual knowledge, after due inquiry, of the executive officers of NPC LLC.

         "LAW" shall mean any law, statute, code, ordinance, regulation, rule or other requirement, including common laws established by court decision, of any Governmental Authority.

         "LEGAL PROCEEDING" shall mean any judicial, administrative or arbitral action, suit, proceeding (public or private), litigation, investigation, complaint, claim or governmental proceeding.

         "LIEN" shall mean any mortgage, lien, deed of trust, attachment, right of first refusal, option, easement, covenant, restriction, encroachment, pledge, security interest, claim, charge, defect in title or any other encumbrance whatsoever.

         "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (i) the affairs, condition (financial or otherwise), business, or results of operations of the Business or the Subject Assets or of the Buyer, (ii) the assets, liabilities or prospects of the Business or the Subject Assets, or the Buyer (iii) the ability of the Sellers or Buyers to consummate the transaction contemplated by the Agreement.

         "MATERIAL CUSTOMERS" shall mean all customers, licensees and other Persons that are parties to a Contract identified on SCHEDULE 6.11(a).

         "NPC MEXICO" shall mean NPC International S.A. de C.V. (Juarez,
Mexico).

         "OFFERED MONETARY SETTLEMENT" shall have the meaning given that term in
Section 8.3.4.

         "OPERATIONS AGREEMENTS" shall mean all Contracts and other agreements which relate to operation of the Business or the provision of the Services (in each case as conducted by the Sellers prior to the Closing Date, as described in the Confidential Memorandum dated April 26, 2001 and attached hereto as Exhibit
A) and including without limitation, software and computer licenses, maintenance agreements, other equipment service agreements, rental, finance and lease agreements for personal property (together with any right to receive goods, services or payments pursuant to the Operations Agreements).

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         "ORDER" shall mean any order, judgment, injunction, award, decree, ruling, charge or writ specifically identified by its terms as applicable to one or more of the Sellers.

         "ORDINARY COURSE OF BUSINESS" shall mean, with respect to any person, the ordinary course of business consistent with the usual past custom and practice (including quantity and frequency) of such person.

         "PERMIT" shall mean any permit, license, certificate (including a certificate of occupancy) registration, authorization, application, filing, notice, qualification, waiver of any of the foregoing or approval of a Governmental Authority.

         "PERMITTED LIENS" shall mean: (i) Liens for Taxes that are not yet due and payable or that are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established in accordance with GAAP,
(ii) workers', repairmen's, and similar Liens imposed by Law that have not been recorded and that have been incurred in the ordinary course of business consistent with past practices relating to obligations as to which there is no material default on the part of NPC LLC and provided that such liens do not exceed $10,000 for any one lien, and (iii) utility easements, building restrictions, zoning restrictions, and substantially similar easements and restrictions existing generally with respect to properties of similar character.

         "PERSON" shall mean any natural person, sole proprietorship, partnership, corporation, limited liability company, unincorporated society, organization or association, trust, Governmental Authority or other entity.

         "REAL PROPERTY LEASES" has the meaning specified in Section 6.6(b).

         "RELATED PARTY" means (i) any Affiliate of the Sellers, or (ii) except for any non-natural equity holder of the Sellers, any grandparent, parent, brother, sister, child or spouse of any such Affiliate.

         "RELATED WRITING" shall mean the Agreement, the Non-Competition Agreement attached hereto as Exhibit B, the Transitional Services Agreement attached hereto as Exhibit C, the Sublease Agreement, the Lend-Lease Agreement attached hereto as Exhibit D or any other writing of any kind executed or delivered at any time pursuant to or in connection with this or in connection with the transactions consummated or contemplated by any of the foregoing.

         "RELEASE" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration into the indoor or outdoor environment, or into or out of any property owned, operated or leased by the Sellers including, without limitation, the movement of any Hazardous Material or other substance through or in the air, soil, surface water, groundwater or property, but excluding any release, emission or discharge authorized under any Environmental Permit or provision of Environmental Law.

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         "SCHEDULE" means a disclosure schedule provided by Sellers to Buyer pursuant to this Agreement.

         "SELLERS" shall have the meaning specified in the preamble to this Agreement.

         "SELLER INDEMNIFIABLE EVENT" shall have the meaning given that term in
Section 8.2.

         "SELLER INDEMNITEE" shall mean the Sellers or any Affiliate, shareholder, director, officer, employee, or agent of the Sellers, as the case may be, or any of the respective successors or assigns of any of the foregoing.

         "SELLER LOSSES" has the meaning specified in Section 8.2.

         "SERVICES" shall mean Seller's data capture services as explained in the April 26, 2001 Confidential Memorandum, attached as Exhibit A hereto.

         "SUBJECT ASSETS" shall mean, with respect to NPC LLC, all assets, rights, properties and business of every kind and description, whether tangible or intangible, real, personal or mixed, used or useful in, or which are necessary to carry on, the Business as currently conducted, as described in the Confidential Memorandum attached hereto as Exhibit A, including without limitation all assets described in Section 2.1 of this Agreement and the schedules referenced therein, together with additions thereto acquired in the Ordinary Course of Business prior to the Closing Date, but excluding the Excluded Assets.

         "SUBLEASE AGREEMENT" shall mean the Sublease Agreement to be delivered at the Closing in the form mutually agreed to by the parties.

         "SUBSIDIARIES" shall mean any Person of which at least a majority of the outstanding shares or other equity interests having ordinary voting power for the election of directors or comparable managers of such Person, whether or not at the time the shares of any other class or classes or other equity interests of such Person shall have or might have voting power by reasons of the happening of any contingency, are at the time owned, directly or indirectly, by the Sellers, by one or more directly or indirectly wholly or partially owned subsidiaries.

         "TAX" OR "TAXES" means all income, profits, franchise, gross receipts, capital, license, sales, use, withholding, value added, ad valorem, transfer, employment, social security, unemployment, compensation, disability, occupation, asset, property, severance, documentary, stamp, excise, importation, customs duties and other taxes, duties and similar governmental charges or assessments imposed by or on behalf of any Governmental Authority and any interest, fines, penalties or additions relating to any such tax, duty, charge or assessment.

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         "TAX RETURN" means any return, report, information statement, declaration, certificate, schedule or similar statement required to be filed with respect to any Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax required to be prepared or provided to any Governmental Authority.

         "TRANSACTION DOCUMENTS" has the meaning specified in Section 6.2.

2.       ASSETS.

         2.1 ASSETS TO BE SOLD TO BUYER. Upon the terms of and subject to the conditions in this Agreement, at the Closing, the Sellers shall sell, convey, transfer, assign and deliver to the Buyer, free and clear of all Liens, other than Permitted Liens, and the Buyer shall purchase, acquire and accept from the Sellers on the Closing Date, all of Sellers' right, title and interest in and to the Subject Assets, whether tangible or intangible, whether real, personal, mixed, whether accrued, contingent, or otherwise, including without limitation the following:

         2.1.1 All assets set forth on SCHEDULE 2.1.1;

         2.1.2 All Customer Contracts set in SCHEDULE 2.1.2 and work in progress for Services;

         2.1.3 All rights to and interests in Operations Agreements, and, to the extent transferable, all Permits, certificates of authority, development rights, zoning variances, classifications, franchises and other consents granted by a Governmental Authority;

         2.1.4 Except as set forth on SCHEDULE 2.1.4, all rights under any written or oral contract, agreement, lease, plan, instrument, registration, license, franchise, certificate of occupancy, other permit or approval of any nature, or other document, commitment, arrangement, undertaking, practice or authorization and any intangible property rights associated with or constituting a part of the Business;

         2.1.5 All rights, title and interest to and in any Accounts Receivable derived from the Business (including amounts past due) as of the Closing Date;

         2.1.6 All prepaid accounts, such as utility and security deposits and the like;

         2.1.7 Original or electronic or hard copies of all operating data and records of the Sellers, including all books, records, manuals, operating guidelines and practices, sales and promotional data, advertising materials, business plans, reference catalogs, credit information, historical cost and pricing information, files, correspondence, data, plans, Contracts, recorded knowledge and information (including lists of Customers and suppliers with respect to the Business and Customer and sales correspondence and other files) used in connection with the Business as it is (i) conducted on the Closing Date or (ii) described in the Confidential Memorandum attached hereto as Exhibit A;

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         2.1.8 All rights arising out of occurrences before or after the Closing and all rights under express or implied warranties in favor of the Seller, if any, relating to the Subject Assets and the Business; and

         2.1.9 All right, title and interest of the Sellers in the real property leased or subleased by either of the Sellers, pursuant to the Leases that are listed on SCHEDULE 6.16.1, together with any options to purchase the underlying real property and leasehold improvements thereon, and in each case all other rights, subleases, licenses, permits and easements (including reciprocal parking easements) appurtenant to or related to the such leases or subleases.

         2.2 EXCLUDED ASSETS. Notwithstanding anything to the contrary contained in Section 2.1, Sellers are not selling and Buyer is not purchasing any of the following assets (the "Excluded Assets"):

         2.2.1 all rights, properties and assets which have been sold, transferred, conveyed, assigned, delivered or otherwise disposed of by the Sellers or any of their subsidiaries in the Ordinary Course of Business, and consistent with past practice and the provisions of this Agreement, the disposal of which will not have a Material Adverse Effect on the Business, prior to the Closing;

         2.2.2 any and all cash and/or cash equivalents, marketable securities, life insurance policies, insurance policies of any other type or rights to any insurance coverage under any of Sellers' existing policies as of the Closing Date and any prepaid insurance premiums;

         2.2.3 any employee benefit plan, together with all amendments, documents and financial statements relating thereto, or associated trust maintained by Sellers;

         2.2.4 any rights (including tax and other refunds and claims relating thereto) relating to the liabilities not assumed by Buyer;

         2.2.5 any goodwill reported on the balance sheet;

         2.2.6 any corporate minute books, stock records, tax records and other corporate records of Sellers and their Subsidiaries;

         2.2.7 all other Intellectual Property that is not listed on SCHEDULE
6.13 and is primarily used in NPC LLC's other businesses, it being represented and warranted by Sellers that the exclusion of such Intellectual Property will not have a Material Adverse Effect on the operation of the Business or the value thereof following the Effective Time;

         2.2.8 any right, property or asset used by Sellers primarily with respect to Sellers' other businesses and listed in SCHEDULE 2.2.8, it being represented and warranted by Sellers that the exclusion from the Subject Assets of the assets listed on SCHEDULE 2.2.8 will not have a Material



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Adverse Effect on the operation of the Business or the value thereof following the Effective Time;

         2.2.9 any assets to be transferred to ACS Mexico pursuant to the Mexico Asset Purchase Agreement of even date herewith among Parent, NPC LLC, ACS Mexico and ACS Business Process Solutions, S.A de C.V; and

         2.2.10 Original or electronic or hard copies of all operating data and records of the Sellers, including all books, records, manuals, operating guidelines and practices, sales and promotional data, advertising materials, business plans, reference catalogs, credit information, historical cost and pricing information, files, correspondence, data, plans, Contracts, recorded knowledge and information (including lists of Customers and suppliers and Customer and sales correspondence and other files not pertaining to the Business) not used in connection with the Business as it is (i) conducted on the Closing Date or (ii) described in the Confidential Memorandum attached hereto as Exhibit A.

After the date herewith, assets may become identified which are not either Subject Assets or Excluded Assets pursuant to this Agreement. In the event thereof, the parties agree to fully cooperate and proceed in good faith to determine whether the asset is appropriately categorized as a Subject Asset pertaining to the Services or the Business, in which case the asset shall belong to Buyer or is an Excluded Asset, in which case the asset shall belong to Seller.

         2.3 NON-ASSIGNABLE ASSETS. Notwithstanding anything contained in this Agreement to the contrary, this Agreement shall not constitute an agreement or an attempted agreement to transfer or assign any contract, license, Lease, commitment, sales or purchase order or any other agreement or any claim, right or benefit (for purposes of this Section 2.3, an "agreement") arising thereunder or resulting therefrom if any such attempted transfer or assignment without the consent of any other party thereto would constitute a breach thereof or would in any way adversely affect the rights of the Sellers or Buyer thereunder. Sellers have exercised, at Sellers' expense (and, if reasonably requested by Buyer, after the Closing Date will exercise, at Sellers' sole cost and expense) reasonable best efforts to obtain the consent of any party or parties to any such Contracts, licenses, Leases, commitments, sales orders, Customer Contracts, Operations Agreements, purchase orders or other agreements to the transfer or assignment thereof by Sellers to Buyer in all cases in which such consent is required and on terms and conditions reasonably satisfactory to Buyer. If any such consent is not obtained, or if an attempted assignment would be ineffective or would affect the rights of Buyer or the Sellers thereunder such that Buyer would not in fact receive all such rights, Sellers shall use commercially reasonable efforts to perform such agreement for the account of Buyer or otherwise cooperate with Buyer in any arrangement reasonably necessary to provide for Buyer the benefits and the corresponding obligations of any such agreement, including enforcement for the benefit of Buyer of any and all rights of the Sellers against the other party thereto arising out of the breach, termination or cancellation of such agreement by such other party or otherwise. To the extent the Sellers perform under any Permit or license for the benefit of Buyer pursuant to this Section 2.3 and Buyer ultimately obtains such Permit or license for itself, the Sellers shall, on demand by Buyer, relinquish their rights under such Permit or license.

         2.4 FURTHER ASSURANCES. From time to time after the Closing, Sellers shall execute and deliver to Buyer such instruments of sale, transfer, conveyance, assignment and delivery, and such consents, assurances, and other instruments as may be reasonably requested by Buyer or its counsel in order to vest in Buyer all right, title and interest of Sellers in and to the Subject Assets and otherwise in order to carry out the purpose and intent of this Agreement. Sellers shall promptly transfer and deliver to Buyer any cash or other property received by Sellers, directly or indirectly, at any time after the Closing Date which have arisen from events occurring after the Effective Time in respect of or relating to any Subject Assets.

         2.5 SALE AT CLOSING DATE. The sale, transfer, assignment and delivery by the Seller of the Subject Assets to the Buyer or its assignee shall be consummated on the Closing Date by Documents of Conveyance and shall be effective at the Effective Time.

         2.6 SELLER'S RECORDS. Other than records which are Excluded Assets, Buyer shall be entitled to inspect any and all records related to the Business or the Subject Assets retained by Sellers and obtain copies of such records (or originals if reasonably requested by Buyer) at reasonable times and locations and in the manner agreed to by Buyer and Seller. Seller agrees either to retain all such records for a period of at least seven (7) years after the Closing Date, or, at Sellers' option, to deliver such records to Buyer prior to such time.

3.       LIABILITIES.

         3.1 ASSUMED LIABILITIES. On the Closing Date, simultaneously with the transfer by Seller to Buyer of the Subject Assets, Buyer shall assume and shall thereafter pay, cause to be paid, or otherwise discharge those post-Effective Time obligations and liabilities of Seller (if any) as described below (the "Assumed Liabilities"):

         3.1.1 Obligations to provide Services to the Customers pursuant to the Customer Contracts on and after the Closing Date;

         3.1.2 Payment obligations under any Operations Agreements for periods commencing on and after the Closing Date;

         3.1.3 Those specific limited liabilities set forth on SCHEDULE 3.1.3 attached hereto.

         3.1.4 The obligations under any Leases that are set forth on SCHEDULE
6.16.1 for periods commencing on and after the Closing Date.

         3.2 EXCLUDED LIABILITIES. It is specifically agreed and understood by all parties that Buyer is not assuming, nor shall it have any responsibility whatsoever for any liabilities other than the Assumed Liabilities listed in
Section 3.1. In particular, Buyer is not assuming, nor shall

Buyer have any responsibility for any liabilities under or in connection with, Taxes or lawsuits arising out of acts, omissions, circumstances, or events existing before the Closing Date, or any employee benefit plan, compensation arrangement, policy or practice, or any employment agreement, collective bargaining agreement, or severance arrangement of Sellers or any Affiliate incurred prior to the Effective Time. Buyer is not, and shall not be a successor employer to Sellers with respect to any employee benefit plan, compensation arrangement, policy or practice maintained by Sellers. Sellers shall remain fully liable with respect to all such employee benefit plans, compensation arrangements, programs or practices, and Buyer does not and will not be required to assume any liability arising out of any employee benefit plan, compensation arrangement, policy or practice of Sellers before the Effective Time. Buyer shall not be liable to any employee for any employee benefits except those employee benefits provided under an employee benefit plan, policy or practice of Buyer which becomes available as a result of employment with Buyer. In addition Buyer shall not be liable for and Sellers shall pay any amounts due (whether before or after the Effective Time) in payment of expenses incurred with respect to periods ending on or prior to the Effective Time and the parties shall each pay a prorata portion of any expense incurred with respect to a period which includes the Effective Time based upon the number of days in such period that each party owned the Business. Buyer shall not be responsible and shall not assume any pre-Effective Time payment or performance obligations under any Contracts or otherwise.

4.       CONSIDERATION.

         4.1 CASH AT CLOSING. In consideration for the sale and transfer of the Subject Assets and other commitments, representations, warranties and restrictions made and agreed to by Sellers, Buyer will (a) pay Sellers at Closing an amount equal to $4,929,000.00 payable in immediately available funds via wire transfer at Closing ("Cash at Closing") and (b) assume the assumed liabilities as provided in Section 3.1.

         4.2 ALLOCATION. Sellers and Buyer agree to use reasonable best efforts following the Closing to agree upon an allocation schedule (the "Allocation Schedule") with respect to the allocation of the Cash at Closing among the Subject Assets (which allocation shall be based on the relative fair market values of the Subject Assets). Sellers and Buyer each agree to jointly complete and separately file Internal Revenue Service Form 8594, and all Tax Returns in accordance with the Allocation Schedule. Sellers and Buyer each agree to provide the other promptly with any other information required to complete the Allocation Schedule. Neither Sellers or Buyer will take a position on any income, transfer or gains tax return filed with any Governmental Authority charged with the collection of any such tax that is in any manner, inconsistent with the terms of the Allocation Schedule without the prior written consent of the other party. Notwithstanding the foregoing, if Sellers and Buyer cannot agree to the Allocation Schedule within 180 days after the Closing Date, each shall be entitled to make its own allocation for all purposes including the filing of Tax Returns.

5.       CLOSING.

         5.1 CLOSING. Subject to the terms and conditions of this Agreement, the closing of the purchase and sale of the Subject Assets and the transactions contemplated by this Agreement (the "Closing") shall take place on the second business day (the "Closing Date") following the satisfaction or waiver of all of the conditions to Closing of Buyer and Sellers set forth in Section 9 and
Section 10, via exchange of executed facsimile copies of the Documents of Conveyance and any other documents required by this Agreement followed by original executed documents the following business day, and shall be deemed to occur at the offices of Parent, 1231 Durrett Lane, Louisville, KY 40213, or at such other time and place and date as the parties mutually agree. For all accounting, tax and other financial purposes, to the extent permitted by law, Closing shall be deemed to occur at the Effective Time. Without limiting the covenants or representations and warranties contained herein, risk of loss on the Subject Assets shall pass from Sellers to Buyer upon consummation of the Closing at the Effective Time.

         5.2 DELIVERIES BY THE SELLERS. At the Closing, the Sellers shall deliver or cause to be delivered to the Buyer the following items:

         (a) certified copies of the respective certificates of incorporation or articles of organization of the Sellers;

         (b) certified copies of the respective bylaws or limited liability company agreement of the Sellers, if any;

         (c) a good standing certificate of the Sellers, in each case dated within five business days of the Closing Date;

         (d) certificates from the respective secretaries or assistant secretaries of each of the Sellers certifying that the respective boards of directors of the Sellers have unanimously adopted the Agreement and the Related Writings and that the resolutions authorizing the Agreement and the transactions contemplated by the Agreement are in full force in effect;

         (e) certificates from the respective Chief Executive Officer and the Executive Vice President or Chief Financial Officer of each of the Sellers to the effect that the performance and compliance by the Sellers of all of the covenants contained herein in all respects have been fully satisfied;

         (f) certificates from the respective secretaries or assistant secretaries of the Sellers certifying as to the incumbency of the directors and officers of the Sellers and as to the signatures of such officers who have executed documents delivered at Closing on behalf of such Sellers;

         (g) a legal opinion of counsel to the Sellers in form and substance reasonably satisfactory to the Buyer;

         (h)      the Noncompetition Agreement in the form attached as Exhibit
                  B;

         (i) the Transitional Services Agreement in the form attached as Exhibit C;

         (j)      the Sublease Agreement;

         (k)      the Lend-Lease Agreement in the form attached as Exhibit D;

         (l)      the Documents of Conveyance relating to the Subject Assets;

         (m)      all consents or waivers referenced on SCHEDULE 6.4;

         (n)      an occasional sales affadavit for the sale of the Subject
                  Assets; and

         (o) such further documents, instruments or receipts as the Buyer may reasonably request.

         5.3 DELIVERIES BY THE BUYER. At the Closing, the Buyer shall deliver or cause to be delivered to the Sellers the following items:

         (a)      the Purchase Price as set forth in Section 4.1;

         (b) a certified copy of the certificate of incorporation of the Buyer;

         (c)      a certified copy of the bylaws of the Buyer;

         (d) a certificate from the secretary or assistant secretary of the Buyer certifying that the board of directors of the Buyer has unanimously adopted the Agreement and the Related Writings and that the resolutions authorizing the Agreement and the transactions contemplated by the Agreement are in full force and effect;

         (e) a certificate from the Chief Executive Officer and the Executive Vice President or the Chief Financial Officer of the Buyer to the effect that the performance and compliance by the Buyer of all of the covenants contained herein in all respects have been fully satisfied;

         (f) a certificate from the secretary or assistant secretary of the Buyer certifying as to the incumbency of the directors and officers of the Buyer and as to the signatures of such officers who have executed documents delivered at Closing on behalf of the Buyer;

         (g) a legal opinion of counsel to the Buyer in form and substance reasonably satisfactory to the Sellers;

         (h)      the Non-Competition Agreement in the form attached as Exhibit
                  B;

         (i) the Transitional Services Agreement in the form attached as Exhibit C;

         (j)      the Sublease Agreement;

         (k)      the Lend-Lease Agreement in the form attached as Exhibit D;

         (l) a good standing certificate of the Buyer dated within five business days of the Closing; and

         (m) such further documents or instruments as the Sellers may reasonably request.


6. REPRESENTATIONS AND WARRANTIES OF SELLER. Each of the Sellers hereby represents and warrants to Buyer that the following statements are true, correct and complete as of the date hereof and will be true, correct and complete at the Effective Time:

         6.1 ORGANIZATION. Each of the Sellers is a corporation or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of Ohio, and has all requisite corporate (or comparable) power and authority to own, operate and lease its properties and to carry on its business as presently being conducted and is in good standing under the laws of each jurisdiction where such qualification is required, except where such lack of qualification would not have a Material Adverse Effect.

         6.2 AUTHORIZATION, EXECUTION AND VALIDITY. Each of the Sellers has all requisite corporate power and authority to execute and deliver this Agreement and each other Related Writing (the "Transaction Documents") to which it is a party, to perform its obligations thereunder, and to complete the transactions contemplated hereby and thereby. The execution, delivery and performance by each of the Sellers of each Transaction Document to which such entity is a party have been duly authorized by all necessary corporate (or comparable) action on the part of such entity, and no other corporate (or comparable) action on the part of such entity is necessary with respect thereto. Each Transaction Document (i) has been duly executed and delivered by each of the Sellers, and (ii) constitutes a legal, valid and binding obligation of each such entity which is a party thereto, enforceable against such entity in accordance with its terms. The Sellers have full capacity, authority and right to execute and deliver this Agreement and to transfer and deliver to the Buyer the Subject Assets.

         6.3 NO BREACH. Except as set forth on SCHEDULE 6.3, neither the execution and delivery of the Transaction Documents by the Sellers, nor the performance by any such entity of its obligations thereunder will:

         (a) violate, conflict with or result in a breach of any Law or Order;

         (b) violate, conflict with or result in a breach of such entity's Certificate of Incorporation and Bylaws or Articles of Organization and other consituent documents, as applicable;

         (c) (i) violate, conflict with or result in a breach or termination of any Contract, give any contracting party additional rights or compensation under, or the right to terminate or accelerate or increase the maturity of any payment date thereunder, (ii) constitute (with notice or lapse of time, or both) a default under the terms of any Contract to which the Sellers are a party, or by which any of the assets or properties of the Sellers are bound, except for such defaults which would not have a Material Adverse Effect upon the properties or assets of the Sellers; (iii) result in the creation or imposition of any Lien upon any Subject Assets, except for any Permitted Lien; or (iv) trigger any charge, payment, or requirement of consent with respect to the Buyer;

         (d) result in the creation or imposition of any Lien with respect to, or otherwise have an adverse effect upon, the Business, any of the properties or assets of the Buyer, or the Buyer's right to conduct the Business as it currently is being conducted by the Sellers, except for any Permitted Lien; or

         (e) cause Buyer to become subject to, or incur any liability for the payment of any Tax.

         6.4 CONSENTS. Except as set forth on SCHEDULE 6.4, no consent, notice to or declaration, filing or registration with, approval or authorization, or other action of any third party or Governmental Authority is required in connection with the execution and delivery by any of the Sellers of any Transaction Document or the consummation of the transactions contemplated thereby, except where the failure to obtain a consent, approval or authorization of any third party or Governmental Authority would not have a Material Adverse Effect.

         6.5 ABSENCE OF CERTAIN CHANGES. Except as set forth on SCHEDULE 6.5, there has not been any event, transaction or occurrence since May 31, 2001 in which the Business has:

         (i) suffered any material adverse change, nor has there been any event which has had or, so far as can reasonably be determined at this time, may reasonably be expected to have a Material Adverse Effect on the Business, or the prospects thereof;

         (ii) incurred any material obligations or liabilities of any nature other than items incurred in the regular and Ordinary Course of Business, including without limitation any contingent liability as a guarantor or otherwise with respect to the liability of others, or increased (or experienced any change in the assumptions underlying or the methods of calculating) any bad debt, contingency, or other reserve, other than in the Ordinary Course of Business;

         (iii) paid, discharged, or satisfied any material claim, lien, encumbrance, obligation or liability (whether absolute, accrued, contingent, and whether due or to become due), other than the payment, discharge, or satisfaction in the Ordinary Course of

                  Business of claims, liens, encumbrances, obligations or liabilities of the type reflected or reserved against in the Financial Statements or which were incurred in the Ordinary Course of Business;

         (iv) permitted, allowed or suffered any of the Subject Assets, (real, personal or mixed, tangible or intangible) to be subject to any Lien (other than Permitted Liens);

         (v) written down or written up the value of any equipment, inventory (including write-downs by reason of shrinkage or markdowns) included in the Subject Assets or used in the Business, determined as collectible any Accounts Receivable or any portion thereof which were previously considered uncollectible, or written off as uncollectible any Accounts Receivable or any portion thereof, except for write-downs, write-ups and write-offs in the Ordinary Course of Business, none of which is material in amount;

         (vi) canceled any debts or waived any claims or rights in excess of $15,000 individually;

         (vii) disposed of or permitted to lapse any right to the use of any patent, trademark, assumed name, service mark, trade name, Copyright, license or application therefor with respect to the Business;

         (viii) except for commitments for capital expenditures not exceeding $100,000 in the aggregate made in the Ordinary Course of Business, committed to make any capital expenditure not paid for or accrued prior to the Closing Date for additions to property, plant, equipment, intangible or capital assets or for any other purpose, other than for emergency repairs or replacement;

         (ix) paid, loaned, distributed, or advanced any amounts to, sold or transferred any properties or assets (real, personal or mixed, tangible or intangible) to, purchased, licensed or otherwise acquired any properties or assets from or entered into any other agreement or arrangement with any Affiliate except for compensation not exceeding the rate of compensation as of May 31, 2001, and for routine travel advances to officers and employees;

         (x) declared, set aside or paid any dividend or other distribution (whether in stock or property) other than those dividends provided for in Section 7.6 of the Stock Purchase Agreement with respect to any of its outstanding capital stock, or made any redemption, purchase or other acquisition of any of its equity securities;

         (xi) issued, sold, split, combined or reclassified any of the shares of capital stock or interests in NPC LLC, or issued, committed to issue or authorized any issuance of any options, warrants or other similar convertible securities thereof;

         (xii) made any change in its accounting methods, principles or practices;

         (xiii) entered into any collective bargaining or labor agreement (oral and legally binding or written), or experienced any organized slowdown, material work interruption, strike or work stoppage;

         (xiv) sold, transferred, or otherwise disposed of any of the assets or other properties of the Sellers except in the Ordinary Course of Business, or entered into any agreement for such a sale, transfer or disposition;
         (xv) granted or incurred any obligation for any increase in the compensation of any of its officers or Employees (including, without limitation, any increase pursuant to any bonus, pension, profit-sharing, retirement, or other plan or commitment) except for raises and bonuses to officers or Employees in the Ordinary Course of Business and consistent with past practice;

         (xvi) suffered any uninsured casualty loss or damage in excess of $15,000 individually, or suffered any damage, destruction or loss (without regard to insurance) to the Business which has or may have a Material Adverse Effect on the Business or its prospects;

         (xvii) made or agreed to make any charitable contributions or incurred or agreed to incur any non-business expenses in excess of $15,000; (xviii) amended any provisions of the articles or organization or other consituent documents of NPC LLC or changed any of its authorized capital interests; (xix) taken any other material action except in the Ordinary Course of Business; or (xx) agreed, whether in writing or otherwise, so as to legally affect the Subject Assets, to take any of the actions set forth in this Section 6.5.

         6.6      REAL PROPERTY AND LEASES.

         (a) Set forth on SCHEDULE 6.6(I) is a complete and correct list of all real properties owned or leased by any of Sellers or their Affiliates and used in connection with the Business, other than the Excluded Assets. Each of the Sellers has delivered or caused to be delivered true, complete and correct copies of all documents evidencing the ownership or the lease by NPC LLC of the owned or leased properties reflected in SCHEDULE 6.6(I). Except for matters which would not have a Material Adverse Effect, NPC LLC has good and marketable title to all its real properties, free and clear of all Liens (except for Permitted Liens). No covenants, easements, rights-of-way, or regulations of record impair in any material respect the uses of the properties NPC LLC uses in the Business for the purposes for which they are now operated. The operation of the properties and business of NPC LLC in the Business in the manner in which they are now and have been operated does not violate in any material respect any zoning ordinances, municipal regulations, or other rules, regulations, or laws.

         (b) SCHEDULE 6.6(II) contains a complete and correct list of all real property leases and any and all amendments thereto relating to the leased real property to which the NPC LLC is party or is bound (the "Real Property Leases"). The Sellers have made available to Buyer correct and complete copies of the Real Property Leases. Each of the Real Property Leases (i) is in full force and effect, (ii) is a legal, binding obligation of NPC LLC and each party thereto, and (iii) is enforceable against the landlord which is a party thereto in accordance with its respective terms except as may be limited by bankruptcy, insolvency, moratorium, receivership, conservatorship, reorganization or similar laws affecting the rights of creditors generally or equitable principles limiting the right to obtain specific performance or other similar relief. None of the buildings and structures located on real property, used in or held for the Business violate any restrictive covenants or any terms of the Real Property Leases applicable to such real property, or encroach on any property owned by others which violation or encroachment would have a Material Adverse Effect at the relevant location. No condemnation proceeding is pending or to Knowledge of the Sellers, threatened, which would preclude or impair in any material respect the use of the real property for the uses for which it is currently being used. No party to any Real Property Lease has repudiated any provision thereof and there are no disputes, oral agreements, or forbearance programs in effect as to the Real Property Leases and none of the Sellers have assigned, transferred, subleased, or conveyed any interest in such leases. No notices of default or notices of termination have been received by any of the Sellers with respect to the Real Property Leases which have not been withdrawn or canceled and none of the Sellers are, and to the Knowledge of the Sellers, no other party is, in default under any Real Property Lease.

         6.7 LITIGATION. Except as set forth on SCHEDULE 6.7, there is no Claim, litigation, action, suit, proceeding, investigation or inquiry, administrative or judicial, at law or in equity, pending or, to the Knowledge of the Sellers, threatened against or affecting Subject Assets, the Business (or its prospects) or any of the properties or assets of the Buyer, including any seeking to enjoin or prevent the consummation of the transactions contemplated hereby, or otherwise claiming the Agreement or the transactions contemplated hereby or thereby or the consummation thereof are improper Except where such Claim, litigation, action, suit, proceeding, investigation, or inquiry, administrative or judicial, at law or in equity, would not have a Material Adverse Effect. To the Knowledge of the Sellers, there is no basis upon which any such Claim could reasonably be brought or initiated. The Sellers and their properties and assets are not subject to any Order.

         6.8 COMPLIANCE WITH LAW. Except as set forth in SCHEDULE 6.8, each of Sellers has complied in all respects, and is in compliance in all respects, with all Laws or other requirements of any Governmental Authority, and no written notice has been received by any of the alleging any violation, except where such failure to comply with the Law would not have a Material Adverse Effect.

         6.9 OPTIONS TO PURCHASE. Sellers do not currently have outstanding, and will not grant, any options, rights to purchase, Contracts, or any other right entitling anyone to acquire any of the Subject Assets or the Business except as otherwise expressly contemplated herein.

         6.10 TITLE TO ASSETS AND PROPERTIES, CONDITION AND SUFFICIENCY OF
ASSETS.

         (a) NPC LLC owns good and marketable title to or leasehold interests in all of the Subject Assets, free and clear of all Liens, (except Permitted Liens). The Subject Assets and properties owned or leased by NPC LLC are in good condition, repair and working order (subject to normal wear and tear consistent with the age of the assets and properties), and suitable for the uses for which they are intended.

         (b) Except as set forth on SCHEDULE 6.10, the properties and the Subject Assets owned by NPC LLC that are used to provide administrative services to NPC LLC are owned solely by NPC LLC and the related operations have been conducted solely by NPC LLC. NPC LLC owns or has valid leasehold interests in all of the properties and assets which are used in the Business, or are necessary to conduct the business of NPC LLC (including, but not limited to, such assets as are necessary for the operation of the Business), in substantially the same manner as currently conducted, except for the Excluded Assets or services used by businesses generally such as the Internet, the public telephone network, and public utilities. Other than the Subject Assets, neither the Sellers nor any of their Affiliates owns any right, title or interest in or to the properties or assets used or held for use in connection with the Business. The Subject Assets, in conjunction with the rights, goods and services granted, or transferred by the Sellers and their Affiliates to the Buyer and its Affiliates pursuant to the other Transaction Documents, comprise substantially all of the assets currently used or held for use by the Sellers to perform, and are collectively sufficient to provide the Buyer and its Affiliates with the means and capability to perform, the obligations the Buyer and its Affiliates are assuming under the Transaction Documents, and to conduct the Business after the Closing, in each case as and in the manner such obligations are being performed by the Sellers and their Affiliates, as applicable, on the date of this Agreement.



         6.11     CONTRACTS.

                  (a) Sellers have delivered to Buyer true, complete and accurate copies of Customer Contracts which are set forth on SCHEDULE 6.11(a). SCHEDULE 6.11(a) lists all Customers as of the date of this Agreement and identifies all Customer Contracts. NPC LLC does not have any obligations, written or otherwise, to any Customer other than those set forth in the Customer Contracts or those set forth on SCHEDULE 6.11(a). None of NPC LLC's obligations to Customers, written or otherwise, include any performance-based or other monetary penalties, other than those explicitly set forth in the Customer Contracts, or any customer payment practice related to performance or other disputes. Except as set forth on SCHEDULE 6.11(a), there exists no oral or written termination notices indicating, and the Sellers have no reason to believe, that any Customer will terminate any Customer Contract.

                  (b) Set forth on SCHEDULE 6.11(b) is a true, complete and accurate list of all Operations Agreements used in or held for the Business. Seller has delivered or caused to be delivered to Buyer true, correct and complete copies of all such documents and all such documents are valid, binding and enforceable according to their terms and no party is currently in default thereunder. All Operation Agreements have been entered into in the ordinary course of business at Seller's usual and customary rates or practice.

                  (c) All of the Contracts, arrangements and warranties set forth on SCHEDULE 6.11(a) and SCHEDULE 6.11(b) (or required to be set forth on SCHEDULE 6.11(a) or (b)) are valid, binding and in full force and effect. There exists no default or breach thereunder by NPC LLC, or to the Knowledge of NPC LLC, any other party thereto, and NPC LLC has not received any notice claiming that NPC LLC has committed any such default or breach , or indicating the desire or intention of any party thereto to amend, modify, rescind or terminate the same.

         6.12     MATERIAL CUSTOMERS AND MATERIAL SUPPLIERS.

                  (a) Set forth on SCHEDULE 6.12(a) is a list of the 10 suppliers that accounted for the largest dollar volume of purchases by NPC LLC with respect to the Business during the fiscal year ended December 31, 2000 and for the five month period ended May 31, 2001 (each, a "Material Supplier"). No Material Supplier has canceled or otherwise terminated, or threatened to cancel or otherwise terminate, its relationship with NPC LLC since May 31, 2001or has during such period materially decreased, or to the Knowledge of the Sellers' threatened to materially decrease or materially limit, its services, supplies or materials to NPC LLC. None of the Sellers has received any notice since May 31, 2001 that any Material Supplier intends to cancel or otherwise materially modify its relationship with any of the NPC LLC or to materially decrease or materially limit its services, supplies or materials to NPC LLC.

                  (b) Except as set forth on SCHEDULE 6.12(b), (i) all Material Customers continue to be customers or licensees of NPC LLC and none of such Material Customers have reduced materially its business with NPC LLC from the levels achieved during the year ended December 31, 2000 and the Sellers do not have any reason to believe that any such reduction will occur; (ii) NPC LLC is not involved in any Claim, dispute or controversy with any Material Customers other than Claims, disputes or controversies arising in the Ordinary Course of Business which would not have a Material Adverse Effect; and (iii) NPC LLC is not involved in any Claim, dispute or controversy with any of its other customers or licensees or any of its suppliers or licensors which would have a Material Adverse Effect.

         6.13 INTELLECTUAL PROPERTY. Set forth on SCHEDULE 6.13 is a true, accurate and complete list of all Intellectual Property used in the operation of the Business. Except as set forth in SCHEDULE 6.13, NPC without payment of any license fee, royalty or similar charge, owns the entire right, title and interest in and to the Intellectual Property used in the operation of the Business, and NPC LLC has the exclusive right to use and license the same without infringement or violation of the rights of others. There are no pending or to the Knowledge of the Sellers, threatened proceedings or litigation or other adverse claims affecting or challenging the Intellectual Property. To the Knowledge of the Sellers, no Person is infringing on the Intellectual Property. Except as set forth in
SCHEDULE 6.13, no loss or expiration of any item of Intellectual Property or group of related items of Intellectual Property would have a Material Adverse Effect on the conduct of the Business and to the Knowledge of the Sellers, no such loss is threatened, pending or reasonably foreseeable.

         6.14 PERMITS, LICENSES AND OTHER AUTHORIZATIONS. Set forth on SCHEDULE 6.14, is a true, complete and accurate list and description of all Permits held by the Sellers or their Affiliates and used by any of such entities in the conduct of the Business. Each such entity is in compliance with the terms of such Permits and there is no pending or, to the Knowledge of the Sellers or their Affiliates, threatened Legal Proceeding, termination, suspension, modification, expiration or revocation thereof. Except for the licenses, Permits, and authorizations set forth and described in SCHEDULE 6.14, there are no licenses, Permits or other authorizations, whether written or oral, necessary or required for NPC LLC's conduct of the Business or its ownership or use of any of its properties or assets and the Sellers or their Affiliates are not dependent on any other license, permit or other authorization, whether written or oral, with respect to the operation of the Business. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not result in any suspension, revocation, cancellation or invalidation of any Permit that is necessary for the Business.

         6.15 ACCOUNTS RECEIVABLE. All trade and other accounts, notes and loans receivable of the Business that have been recorded on the books of NPC LLC are valid and bona fide obligations due to NPC LLC, represent amounts validly due NPC LLC, have arisen in the Ordinary Course of Business, and all such accounts receivable (net of reserves set forth on NPC LLC's balance sheet included in NPC LLC's Financial Statements or Interim Financial Statements for such specific account or accounts in the Ordinary Course of Business) will have been collected in full within 180 days after the earlier of the date each such account receivable is due or the Closing Date. The Sellers have no knowledge of facts or circumstances (other than general market conditions) that would result in any material increase in the uncollectibility of such receivables as a class in excess of the reserves set forth in respective Financial Statements or Interim Financial Statements of NPC LLC. Set forth on SCHEDULE 6.15(i) is a true, complete and accurate aging of all of NPC LLC's accounts receivable related to the Business. All of such accounts, notes, and loans receivable are free and clear of any Liens (other than Permitted Liens), or other charges; none of such accounts, notes, or loans receivable are subject to any offsets, and none of the obligors of such accounts, notes, or loans receivable have given notice that they will or may refuse to pay the full amount thereof or any portion thereof. Except as set forth on SCHEDULE 6.15(ii) attached hereto, since May 31, 2001, NPC LLC has collected accounts receivable only in accordance with its regular collection practices and has not granted any rebates, discounts, advances or allowances to any customers and has not otherwise sold, discounted or disposed of any accounts receivable.

         6.16 PREMISES. SCHEDULE 6.16 lists all Leases and Seller has delivered to Buyer true, complete and accurate copies of all Leases. All Leases are in full force and effect and are legal, valid and binding obligations of Seller and each party thereto, and are, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, moratorium receivership, conservatorship, reorganization or similar laws affecting the rights of creditors generally or equitable principles limiting the right to obtain specific performance or other similar relief. None of the buildings and structures located on real property, used in or held for the Business violate any restrictive covenants or any terms of any of the Leases, or encroach on any property owned by others which violation or encroachment would have a Material Adverse Effect at the relevant location. No condemnation proceeding is pending, or to the Seller's Knowledge, threatened, which would preclude or impair in any material respect the use of the real property for the uses for which it is currently being used.

         6.16.1 The Leases set forth on SCHEDULE 6.16.1 constitute all of the Leases under which any Person holds leasehold or subleasehold interests in real property used in connection with the Business.

         6.16.2  With respect to each Lease:

                  (i) the Lease shall continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms immediately following the Closing so long as the consents set forth in SCHEDULE 6.16.2(I) have been received;

                  (ii) neither the Seller nor to Seller's Knowledge is any other party to the Lease in breach or default, and no event has occurred which, with notice or lapse of time, would constitute such a breach or default or permit termination, modification, or acceleration under the Lease;

                  (iii) no party to any Lease has repudiated any provision thereof and there are no disputes, oral agreements, or forbearance programs in effect as to the Lease; and

                  (iv) the Seller has not assigned, transferred, or conveyed any interest in the leasehold (except for the subleases identified in SCHEDULE 6.16.2(ii)).

The real property set forth on SCHEDULE 6.16.2(iii) constitutes all of the real property used or occupied in connection with the Business other than the Excluded Assets. With respect to each parcel of real property and except for matters which would not have a Material Adverse Effect, the Company has good and marketable title to the parcel of real property, free and clear of any security interest, easement, covenant, or other restriction, except for installments of special assessments not yet delinquent, recorded easements, covenants, and other restrictions and utility easements, building restrictions, zoning restrictions, and other easement and restrictions existing generally with respect to properties of a similar character.

         6.17     BOOKS AND RECORDS, FINANCIAL STATEMENTS.

         6.17.1

                  (a) Attached hereto on SCHEDULE 6.17 are true and complete copies of those portions of the Financial Statements and the Interim Financial Statements that are not included as part of the Confidential Memorandum dated April 26, 2001 and attached hereto as Exhibit A.

                  (b) The Financial Statements and the Interim Financial Statements (including the notes thereto, if any) (i) are true, correct, accurate and complete in all material respects, (ii) have been prepared from the books and records of the Companies, NPC LLC or NPC Mexico, as the case may be, (iii) contain figures that arose out of bona fide licenses, sales and deliveries of goods, performance of services or other bona fide business transactions, (iii) present fairly the financial position and results of operations of the Business as of the dates or for the periods indicated, and (iv) have been prepared in accordance with international accounting standards, in the case of the Financial Statements, and GAAP (except for the absence of footnotes), in the case of the Interim Financial Statements, in any case, consistently applied throughout the periods indicated.

         6.17.2 Sellers have delivered accounting, financial reporting, tax and business books and records of NPC LLC, together with copies (or originals where necessary or reasonably requested by Buyer) of all other records, files and other information used or produced in connection with or required to continue or maintain the Business, which (i) are true, correct, accurate and complete copies, and fairly reflect in all material respects the business and condition of NPC LLC and the transactions and the assets and liabilities of NPC LLC with respect thereto, and (ii) have been maintained in all material respects in accordance with good business and bookkeeping practices. Without limiting the generality of the foregoing, NPC LLC has not engaged in any transaction with respect to its business or operations, maintained any bank account therefor or used any of its funds in the conduct thereof except for transactions, bank accounts and funds that have been and are reflected in the normally maintained Books and Records of the business of such Company.

         6.17.3 Each of the notes and accounts receivable related to the Business and included in SCHEDULE 6.15(i), are valid receivables, are current, and are subject to no valid counterclaims or setoffs, at the aggregate amount recorded, net of an amount of allowances for doubtful accounts which relate to those receivables computed in a manner consistent with GAAP and with the past practices of the NPC LLC.

         6.18 ENVIRONMENTAL MATTERS. For purposes of the Agreement, the following terms shall have the indicated meanings:

             "ENVIRONMENTAL LAW" means any Law, license, permit, authorization, approval, consent, order, determination, judgment, decree, injunction or agreement with any governmental entity concerning or relating to (1) the health, protection, preservation or restoration of the environment including, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, wetlands, plant and animal life or any other natural resource, conservation, (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, or (3) Releases into any part of the indoor or outdoor environment, or activities that might result in damage to the indoor or outdoor environment, or any law that is concerned in whole or in part with the indoor or outdoor environment or with protecting or improving the quality of the indoor or outdoor environment, natural resources, or wildlife or protecting public and employee health and safety. The term Environmental Law includes without limitation (1) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, ET SEQ.; the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. 9601(2)(D); the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, ET SEQ.; the Clean Air Act, 42 U.S.C.
Section 7401, ET SEQ.; the Federal Water Pollution Control Act, as amended by the Clean Water Act, 33 U.S.C. Section 1251, ET SEQ.; the Toxic Substances Control Act, 15 U.S.C. Section 9601, ET SEQ.; the Emergency Planning and Community Right to Know Act, 42 U.S.C. Section 11001, ET SEQ.; the Safe Drinking Water Act, 42 U.S.C. Section 300f, ET SEQ.,), the Hazardous Materials Transportation Act (49 U.S.C.ss.1801 ET SEQ.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C.ss.136 ET SEQ.), and the Occupational Safety and Health Act (29 U.S.C.ss.651 ET SEQ.); as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and any and all analogous or comparable federal, national, state or local statutes, ordinances and regulations imposing liability or establishing standards of conduct for the protection of the environment, (2) any common law (including common law that may impose strict liability) establishing standards of conduct for the protection of the environment, or that may impose liability for injuries or damages due to the release of any Hazardous Substance, and (3) any foreign statute, rule, regulation or common law comparable to the foregoing or pertaining to similar matters.

             "HAZARDOUS MATERIALS" means (i) any element, compound or chemical that is defined, listed or otherwise classified as a toxic or hazardous substance or material, extremely hazardous substance or chemical, hazardous material, hazardous waste, medical waste, biohazardous or infectious waste, or special waste, under Environmental Laws; (ii) any "oil", as defined by the Clean Water Act, as amended from time to time, and regulations promulgated thereunder (for the avoidance of doubt, "oil" shall include crude oil or any fraction thereof and any petroleum, petroleum-based or petroleum-derived products); (iii) any substance, the presence of which is prohibited, regulated or controlled by any applicable Laws, now in force or hereafter enacted relating to waste disposal or environmental protection with respect to the exposure to, or manufacture, possession, presence, use, generation, storage, transportation, treatment, release, emission, discharge, disposal, abatement, cleanup, removal, remediation or handling of any such substance; (iv) any asbestos or asbestos-containing materials, polychlorinated biphenyls ("PCBs") in the form of electrical equipment, fluorescent light fixtures with ballasts, cooling oils or any other form, urea formaldehyde, atmospheric radon; (v) any solid, liquid, gaseous or thermal irritant or contaminant, such as smoke, vapor, soot, fumes, alkalis, acids, chemicals, pesticides, herbicides, sewage, industrial sludge or other similar wastes; (vi) industrial, nuclear or medical by-products; (vii) any lead based paint or coating, (viii) polychlorinated biphenyls; (ix) any substance exhibiting a hazardous waste characteristic including but not limited to corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; (x) any raw materials, building components (including but not limited to asbestos-containing materials) and manufactured products containing Hazardous Materials, and (viii) any underground storage tank(s).

             In connection with the foregoing: (i) NPC LLC is in compliance in all material respects with all Environmental Laws and (i) to the Knowledge of the Sellers NPC LLC possesses and is in compliance with all Environmental Permits required to operate its facilities, assets and business ; (ii) NPC LLC is not subject to any Orders that relate to any Environmental Law; (iii) NPC LLC is not subject to any Environmental Claims and, no unresolved Environmental Claims have been asserted or, to the Knowledge of the Sellers, threatened in writing against NPC LLC or any predecessor in interest NPC LLC; (iv) there has been no Release at any of the properties currently or formerly owned or operated by NPC LLC (at the time such properties were owned or operated by NPC LLC) or a corporate predecessor in interest for which NPC LLC would be liable, or at any disposal or treatment facility which received Hazardous Materials generated by NPC LLC or any corporate predecessor in interest for which NPC LLC would be liable; (v) NPC LLC has not received written notice and the Sellers have no Knowledge of any Environmental Claims against any facilities that may have received Hazardous Materials generated by any of the NPC LLC or any corporate predecessor in interest for which NPC LLC would be liable; and (vi) the Sellers have delivered to, or made available for review by, Buyer true and complete copies of all environmental reports, studies, investigations or correspondence regarding any environmental liabilities of NPC LLC or any environmental conditions at any property operated by NPC LLC or any corporate predecessor in interest for which NPC LLC would be liable, which are in possession of any of the Sellers or their Affiliates.

         6.19 TAXES. Except as set forth in SCHEDULE 6.19:

         (a) There are no Liens for Taxes, or unpaid Taxes that are due, on any of (i) the Subject Assets, or (ii) the assets or properties of NPC LLC (except for Permitted Liens).

         (b) Any agreements relating to allocation or sharing of, or liability or indemnification for, Taxes between NPC LLC and any other Person shall be cancelled at closing and Buyer will have no liability under any such agreement.

         (c) NPC LLC is a member of an affiliated group of corporations (as defined in Section 1504(a) of the Code).

         (d) The cost plus intercompany services agreements and subcontracting agreements between NPC LLC and NPC Mexico will not be applicable to the Subject Assets after the Closing Date and will not bind Buyer after the Closing nor will Buyer have any liability thereunder.

         6.20 COMMISSIONS TO THIRD PARTIES. No Person has, or immediately following the consummation of the transactions contemplated hereby will have, as a result of any act or omission of the Sellers, any right, interest, or valid claim against the Buyer for any commission, fee or other compensation as a finder or broker in connection with the transactions contemplated by the Agreement or the Related Writings, nor are there any fees or any payments or promises of payment, however characterized, which have been paid or which are or may become payable in connection with the transactions contemplated hereby to the Sellers or any director, officer or employee of the Sellers, or any Affiliate of any of the foregoing.

         6.21 EMPLOYEE BENEFITS. The Sellers have operated the Business and the Subject Assets in material compliance with all applicable Laws pertaining to the provision or maintenance of any employee benefits, employee benefit plans or employee welfare plans. From and after the Effective Time, neither the Buyer, the Business nor the Subject Assets will be subject to any liability, claim, loss, expense or obligation, payment or otherwise, in respect of any pre-Effective Time employee compensation arrangements, employee benefits, employee benefit plans or employee welfare plans. Any such liability, claim, loss, expense or obligation shall constitute an Excluded Liability under Section 3.2.

         6.22 ABSENCE OF CERTAIN PAYMENTS. No director, officer, agent, Employee or other Person acting on behalf of the Sellers has with respect to the Business, directly or indirectly, used any corporate funds for contributions, payments, gifts, entertainment or other purposes relating to any political activity or solicitation of business which was prohibited by law, or on behalf of the Seller, made any direct or indirect unlawful payment to any governmental official or Employee or established or maintained any unlawful or unreported funds. Neither the Sellers nor any director, officer, agent, Employee or other Person acting on behalf of the Seller has with respect to the Business accepted or received any unlawful contribution, payment, gift, entertainment or expenditure.

         6.23 UNION CONTRACTS, LABOR AND EMPLOYEES. SCHEDULE 6.23(i) sets forth a list, as of the date hereof, of all individual employment, consulting, non-compete or severance agreements with employees or former employees of NPC LLC that individually provide for annual payments after the date hereof in excess of $5,000. NPC LLC has no Contract, collective bargaining agreement, understanding (whether written or oral), or other labor union agreement with any labor union or other labor organisation or employee bargaining group relating to its employees, or the Business. To the Knowledge of the Sellers, there are no efforts being made on the part of any labor union or other labor organisation or employee bargaining group or any employee with respect to representation or organisation of any of NPC LLC employees. Furthermore, NPC LLC is (i) in compliance with all Laws respecting employment, employment practices, terms and conditions of employment, wages or hours, (ii) has not engaged in any unfair labor practices, and (iii) has not received written notice of any unfair labor practice and no such complaints are pending before the National Labor Relations Board or other similar governmental authority. No grievance or other labor dispute or proceeding or any arbitration proceeding arising out of or under any collective bargaining or other employee agreement is pending or, to the Knowledge of the Seller's, threatened against NPC LLC. No organised work stoppage, labor strike, labor dispute, or slowdown against NPC LLC is pending or, to the Knowledge of the Seller's , threatened against or involving NPC LLC. To the Knowledge of the Seller's, there is no material actual or potential labor problem. Except as set forth on SCHEDULE 6.23(ii), there are no material controversies pending or, to the Knowledge of the Seller's, threatened, between NPC LLC and any of its employees.

         6.24 AFFILIATED TRANSACTIONS. Except as set forth on SCHEDULE 6.24:

         (a) No agreement or transaction between NPC LLC and any Related Party has been entered into which, if not existing, would have resulted in a Material Adverse Effect or, irrespective of whether such would result in a Material Adverse Effect, will continue after the Closing Date;

         (b) No Related Party is a director or officer of, or has any direct or indirect interest in (other than the ownership of not more than 5% of the publicly traded shares of), any person or entity which is a client, customer, lessee, lessor, supplier, vendor, landlord, debtor, creditor, sales representative or competitor of Business, or is a party to any Contract with NPC LLC relating to the Subject Assets or the Business (other than any severance, employment, or other compensation contract entered into in the Ordinary Course of Business and otherwise disclosed in the Schedules attached hereto);

         (c) No Related Party owns or has any interest in, directly or indirectly, in whole or in part, any tangible or intangible property used in the conduct of the Business;

         (d) NPC LLC has not, directly or indirectly, guaranteed or assumed any indebtedness for borrowed money or otherwise for the benefit of any Related Party.

         6.25 INSURANCE. SCHEDULE 6.25 contains a true and complete list of all insurance policies, and formal self insurance programs, and other forms of insurance and all fidelity bonds held by or applicable to the Business and the Employees. The Sellers have maintained insurance for the benefit of the Business and the Employees, in coverages and amounts believed by the Sellers to be customary in the industry and which are believed adequate in the reasonable judgment of the Sellers. Subject to the provisions of the Lend-Lease Agreement attached hereto as Exhibit D, this insurance shall be in effect until the Closing Date. After that time, the Buyer will be responsible for obtaining any and all insurance for the Business and the Employees.

         6.26 UNDISCLOSED LIABILITIES. Except as and to the extent specifically reflected in the Financial Statements and the Interim Financial Statements, there were, as of the respective dates thereof, and there are, as of the Effective Time, no liabilities, indebtedness or obligations (whether absolute or contingent, secured or unsecured, asserted or unasserted, due or to become due) against, relating to or affecting NPC LLC or the Business that (i) is required to be reflected in such Financial Statement or Interim Financial Statement, or
(ii) that could, individually or in the aggregate, have a Material Adverse Effect. Since the date of the most recent Interim

Financial Statement, NPC LLC has not incurred any liabilities, indebtedness or obligations (whether absolute or contingent, secured or unsecured, asserted or unasserted, due or to become due) other than liabilities, indebtedness and obligations incurred after such date in the Ordinary Course of Business consistent with past practice and which would not, individually or in the aggregate, have a Material Adverse Effect.

         6.27 PRODUCT SERVICEABILITY/WARRANTABILITY. Except as set forth on
SCHEDULE 6.27, there are no product or service warranty or product or service liability Claims pending or, to the Knowledge of the Sellers, threatened against NPC LLC and, to the Knowledge of the Sellers, there is no state of facts or the occurrence of any event forming the basis for any such product or service warranty, product or service liability or other tort claim except for those which would not have a Material Adverse Effect. The Sellers have provided the Buyer with a complete and accurate list of all warranty information provided to or relied upon by its customers.

         6.28 AGENTS. Except as set forth on SCHEDULE 6.28, Business has not designated or appointed any person or other entity to act for it or on its behalf pursuant to any power of attorney or any agency which is presently in effect (other than such of Business directors, officers and employees to whom Business has given the authority to act for it in the ordinary course of its business).

         6.29 INFORMATION FURNISHED. The Sellers have made available to Buyer and its directors, officers, employees, counsel, Affiliates, representatives, financing sources, customers, creditors, accountants and auditors, true, and correct, accurate and complete copies of all agreements, documents, and other items listed on the schedules to this Agreement and all Books and Records of NPC LLC and neither this Agreement, the schedules hereto, nor any information, agreements, or documents delivered to or made available to Buyer or its officers, attorneys, accountants, Affiliates and representatives pursuant to this Agreement contain any untrue statement of a material fact or taken as a whole, omit any material fact necessary to make the statements herein or therein, as the case may be, not misleading.

         6.30 COMMISSION SALES CONTRACTS. Except as set forth on SCHEDULE 6.30, NPC LLC does not employ or have any relationship with any individual, corporation, partnership, or other entity whose compensation from NPC LLC is in whole or in part determined on a commission basis.

         6.31 SUBSIDIARIES. Except as set forth on SCHEDULE 6.31, NPC LLC does not, directly or indirectly, (or possess any options or other rights to acquire) any subsidiaries or any direct or indirect ownership interests in any person, business, corporation, partnership, association, joint venture, trust, or other entity.

         7. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer hereby represents and warrants to Seller that the following statements are true, correct and complete as of the date hereof and will be true, correct and complete at the Effective
Time:

         7.1 ORGANIZATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer is duly qualified to do business as a foreign corporation in each jurisdiction in which its ownership or lease of property or the nature of the business conducted by it makes such qualification necessary, except for such jurisdictions in which the failure to be so qualified would not have a Material Adverse Effect on the assets or properties of the Buyer.

         7.2 AUTHORIZATION, EXECUTION AND VALIDITY. The Buyer has all requisite corporate power and authority to execute and deliver this Agreement and each of the Transaction Documents to which it is a party to perform its obligations hereunder and thereunder, and to complete the transactions contemplated hereby and thereby. The execution, delivery and performance by the Buyer of each Transaction Document to which it is a party have been duly authorized by all necessary corporate (or comparable) action on the part of the Buyer, and no other corporate (or comparable) action on the part of the Buyer is necessary with respect thereto. Each Transaction Document to which the Buyer is a party
(i) has been duly executed and delivered by the Buyer, and (ii) constitutes a legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.

         7.3 CONSENTS. No consent, notice to or declaration, filing or registration with, approval or authorization, or other action of any third party or Governmental Authority is required in connection with the execution and delivery by the Buyer of the Agreement or any Transaction Document or the consummation of the transactions contemplated hereby or thereby, except where the failure to obtain a consent, approval or authorization of any third party or Governmental Authority would not have a Material Adverse Effect on the assets or properties of the Buyer.

         7.4 LITIGATION. There is no judicial or administrative action, proceeding or investigation pending or, to the of the Knowledge of the Buyer, threatened, that questions the validity of this Agreement or any action taken or to be taken by the Buyer in connection with this Agreement. There is no litigation, proceeding or governmental investigation pending or, to the Knowledge of the Buyer, threatened, or any order, injunction or decree outstanding, against the Buyer that, if adversely determined, would have a Material Adverse Effect upon the Buyer's ability to perform its obligations under this Agreement.

         7.5 COMMISSIONS TO THIRD PARTIES. No Person has, or immediately following the consummation of the transactions contemplated hereby will have, as a result of any act or omission of the Buyer, any right, interest, or valid claim against the Sellers for any commission, fee or other compensation as a finder or broker in connection with the transactions contemplated by the Agreement, nor are there any fees or any payments or promises of payments, however characterized, which have been paid or which are or may become payable in connection with the transactions contemplated hereby to the Buyer or any director, officer, or employee of the Buyer or any Affiliate of any of the foregoing.

         7.6 FUNDS AVAILABILITY. The Buyer has sufficient funds available to satisfy Buyer's obligation to pay the Purchase Price.

8.       INDEMNIFICATION AND SURVIVAL.

         8.1 INDEMNITY OF THE SELLERS. The Sellers, jointly and severally, will hold harmless, reimburse and indemnify each Buyer Indemnitee from and against any and all liabilities and any and all claims, judgements, causes of action, liabilities, obligations, damages, losses, deficiencies, penalties, interest, fees, costs, expenses (including, without limitation, the fees costs, and expenses of accountants, appraisers, attorneys, consultants, and expert witnesses, court costs, costs of defense, and costs of investigation), and losses (including, without limitation, but without duplication, any loss in value of the Subject Assets, any decrease in value or the prospects of the Business, and any loss of profit) (collectively, "Buyer Losses") arising out of, based upon, attributable to, resulting from, or in connection with each of the following (each a "Buyer Indemnifiable Event")

         (a) any breach of any representation, warranty, or other statement made by or on behalf of any of the Sellers in or pursuant to this Agreement or any other Related Writing, provided, however, that indemnification for a breach of the Transitional Services Agreement shall be subject solely to the limitations set forth in the Transitional Services Agreement;

         (b) Any failure or omission on the part of any of the Sellers to disclose any fact the disclosure of which is necessary to make any representation, warranty, or other statement referred to in the next preceding clause (a) not misleading under the circumstances under which such representation, warranty, or other statement was made;

         (c) any failure or omission on the part of any of the Sellers to perform or observe any covenant contained in this Agreement or any other Related Writing and that is such entities part to be complied with, provided, however, that indemnification for a breach of the Transitional Services Agreement shall be subject solely to the limitations set forth in the Transitional Services Agreement;

         (d) any breach of the Non-Competition Agreement by the Sellers or their Subsidiaries or Affiliates, except for National City Corporation and/or its affiliates or subsidiaries other than NPI and its Subsidiaries, attached hereto as Exhibit B;

         (e) any Loss relating to any Legal Proceedings pending against the Subject Assets as of the Closing Date;

         (f)      any breach of the Sublease Agreement;

         (g) any breach of the Transitional Services Agreement by the Sellers or their Subsidiaries or Affiliates, except for National City Corporation and/or its affiliates or subsidiaries other than NPI and its Subsidiaries, attached hereto as Exhibit C, provided, however, that such indemnification shall be subject solely to the limitations set forth in the Transitional Services Agreement;

         (h) any breach of the Lend-Lease Agreement by the Sellers or their Subsidiaries or Affiliates, except for National City Corporation and/or its affiliates or subsidiaries other than NPI and its Subsidiaries, attached hereto as Exhibit D;

         (i)      any Buyer Loss relating to a liability not assumed by Buyer;
                  and

         (j)      Except as otherwise specifically provided for herein, Taxes
                  (1) for which Sellers are primarily liable under applicable law, or which are attributable to Sellers' ownership of the Subject Assets or activities involving the Subject Assets, including any Taxes that may become liabilities of Buyer as a result of its purchase of the Subject Assets or (2) that are imposed, whether primary liability under applicable law rests on Sellers or Buyer, as a result of the sale of the Subject Assets; provided however, that for the taxable period in which the closing occurs, ad valorem and similar Taxes attributable to the ownership of the Subject Assets shall be pro rated among the Sellers and Buyer according to their respective periods of ownership before and after the Closing.

         8.2 BUYER'S INDEMNITY. The Buyer will hold harmless, reimburse and indemnify each Seller Indemnitee from and against any and all liabilities and any and all claims, judgements, causes of action, liabilities, obligations, damages, losses, deficiencies, penalties, interest, fees, costs, expenses (including, without limitation, the fees costs, and expenses of accountants, appraisers, attorneys, consultants, and expert witnesses, court costs, costs of defense, and costs of investigation), and losses (including, without limitation, but without duplication, any loss of profit) (collectively, "Seller Losses") arising out of, based upon, attributable to, resulting from, or in connection with each of the following (each a "Seller Indemnifiable Event")

         (a) any breach of any representation, warranty, or other statement made by or on behalf of Buyer in or pursuant to this Agreement or any other Related Writing, provided, however, that indemnification for a breach of the Transitional Services Agreement shall be subject solely to the limitations set forth in the Transitional Services Agreement;

         (b) any failure or omission on the part of Buyer to disclose any fact the disclose of which is necessary to make any representation, warranty, or other statement referred to in the next preceding clause (a) not misleading under the circumstances under which such representation, warranty, or other statement was made;

         (c) any failure or omission on the part of Buyer to perform or observe any covenant contained in this Agreement or any other Related Writing and that is on Buyer's part to be complied with, provided, however, that indemnification for a breach of the Transitional Services Agreement shall be subject solely to the limitations set forth in the Transitional Services Agreement;

         (d) any loss, cost or expense relating to the Subject Assets or the Business arising out of circumstances that occur after Effective Time;

         (e) any breach of the Sublease Agreement by the Buyer or its Affiliates;

         (f) any breach of the Transitional Services Agreement by the Buyer or its Affiliates attached hereto as Exhibit C, provided, however, that such indemnification shall be subject solely to the limitations set forth in the Transitional Services Agreement;

         (g) any breach of the Lend-Lease Agreement by the Buyer or its Affiliates attached hereto as Exhibit D; and

         (h)      any Seller Loss relating to an Assumed Liability.

         8.3 DEFENSE OF CLAIMS. If there shall be asserted in writing any Claim against an Indemnitee, and that Indemnitee shall believe in good faith that such Indemnitee is entitled to reimbursement or indemnity pursuant to this Section 8, then, and in each such case, that Indemnitee shall give prompt notice of that Claim (in each such case, the "Indemnifiable Claim") to the party (in each such case, the "Indemnitor") to this Agreement from whom that Indemnitee so believes itself to be so entitled, provided, that any failure or delay in the giving of such notice shall neither (a) diminish or impair any obligation of the Indemnitor pursuant to this Section 8 except if and to the extent that such failure or delay shall have materially and substantially prejudiced the rights of the Indemnitor under subsection 8.3.1 or (b) result in any liability on the part of the Indemnitee.

         8.3.1 INDEMNITOR'S RIGHT TO ASSUME DEFENSE. With respect to each Indemnifiable Claim asserted by a third party, the Indemnitor shall have the right, at its option and expense, to assume the defense of any Indemnifiable, provided, that, within the period of fifteen (15) days (or within such shorter period in which an answer or other responsive action is required by applicable rules of procedure) after receiving notice of the Indemnifiable Claim from the Indemnitee, the Indemnitor shall have, by notice given to the Indemnitee, (a) acknowledged the Indemnitor's obligation to reimburse and indemnify the Indemnitee with respect to the Indemnifiable Claim and (b) elected to defend the Indemnifiable Claims in the name of the Indemnitee. Any such election shall be irrevocable. Notwithstanding the foregoing, the Indemnitor shall not have the right to assume the defense of the Indemnifiable Claim if (i) representation of both the Indemnitee and the Indemnitor by the same legal counsel would be prohibited by rules or regulations governing the professional conduct of such counsel, (ii) the

Indemnitee determines in good faith that there is a significant possibility that the Indemnifiable Claim may materially and adversely affect it or its Affiliates other than as a result of monetary damages, or (iii) the Indemnitee determines in good faith that the Indemnitor has insufficient financial resources to satisfy any monetary damages reasonably likely to result from such Claim.

         8.3.2 EFFECT OF INDEMNITOR'S ELECTION TO ASSUME DEFENSE. If the Indemnitor shall have assumed the defense of the Indemnifiable Claim in accordance with subsection 8.3.1, then the following shall apply:

         (a) except as provided in clause (e) of this subsection 8.3.2, the Indemnitee shall have the right to participate and assist in, but not control, the defense of the Indemnifiable Claim and to employ its own counsel in connection therewith;

         (b) except as provided in clause (e) of this subsection 8.3.2, the Indemnitor shall not be liable to the Indemnitee for the fees or expenses of the Indemnitee's counsel or other expenses incurred by the Indemnitee in connection with participating in the defense of the Indemnifiable Claim, EXCEPT that the Indemnitor shall be liable for any such fees and expenses incurred prior to the time at which the Indemnitor shall have elected to assume the defense of the Indemnifiable Claim;

         (c) counsel used by the Indemnitor in connection with the defense of the Indemnifiable Claim shall be subject to the prior approval of the Indemnitee, which approval shall not be unreasonably withheld or delayed;

         (d) except as provided in clause (e) of this subsection 8.3.2, the Indemnitor shall have no liability with respect to any compromise or settlement of the Indemnifiable Claim effected without its consent, which consent shall not be unreasonably withheld or delayed;

         (e) if the Indemnitor shall fail or omit to diligently prosecute the defense of the Indemnifiable Claim, then, and in each such case, (i) the Indemnitee shall have the right, by giving notice to the Indemnitor, to take over and control the defense of the Indemnifiable Claim, (ii) the Indemnitor shall be liable to the Indemnitee for any and all liabilities and any and all fees, costs, expenses (including, without limitation, the fees costs, and expenses of accountants, appraisers, attorneys, consultants, and expert witnesses, court costs, costs of defense, and costs of investigation) suffered or incurred by the Indemnitee in connection with the Indemnifiable Claim and (iii) the Indemnitor shall be liable for any settlement of such Claim effected by the Indemnitee; and

         (f) subject to the provisions of subsection 8.3.4, the Indemnitor shall have the right to settle or otherwise dispose of the Indemnifiable Claim.

         8.3.3 EFFECT OF INDEMNITOR'S ELECTION NOT TO ASSUME DEFENSE. If the Indemnitor shall not have assumed the defense of the Indemnifiable Claim in accordance with subsection 8.3.1, or shall not have the right to assume the defense of the Indemnifiable Claim, then the following shall apply:

         (a) the Indemnitee shall have the right to control the defense of the Indemnifiable Claim and to employ its own counsel in connection therewith;

         (b) the Indemnitor shall have the right, at its sole cost and expense, to participate in, but not control, the Defense of the Indemnifiable Claim and to employ its own counsel in connection therewith; and

         (c) the Indemnitor shall be liable for any settlement of such Claim effected by the Indemnitee.

         8.3.4 AUTHORITY TO SETTLE. Any compromise or settlement of the Indemnifiable Claim shall be subject to the consent of the Indemnitee. If, however, the Indemnitor shall give the Indemnitee notice of the Indemnitor's desire to accept a binding and unconditional offer of settlement (the "Offered Monetary Settlement") which (i) is limited strictly to monetary damages paid in full by the Indemnitor, (ii) which does not include a finding or admission of any violation of Law or any violation of the rights of any Person by the Indemnitee, (iii) does not affect any other claim that may be made against the Indemnitee, other than to provide for the unconditional release thereof, and
(iv) which includes, as an unconditional term thereof, the giving by the claimant or plaintiff of a full release of the Indemnitee, in form and substance reasonably satisfactory to the Indemnitee, from all liability in respect of such claim and the Indemnitee does not consent to the same, then, and in each such case, the Indemnitee may continue to pursue compromise or settlement of the Indemnifiable Claim, free of any participation by the Indemnitor, at the sole expense of the Indemnitee.

         8.3.5 INDEMNIFICATION LIMITATIONS. Notwithstanding any contrary provision of this Section 8:

         (a) The Sellers shall have no obligation to provide indemnification for Buyer Losses pursuant to this Section 8 unless and until the aggregate amount of all Buyer Losses for which the Sellers would otherwise be obligated to provide reimbursement or indemnity pursuant to this Section 8 shall exceed an amount equal to Five Hundred Thousand Dollars ($500,000), (the "Basket Amount") in which event the Sellers shall be jointly and severally liable for all Buyer Losses for which they would otherwise be liable pursuant to this Section 8; provided that the foregoing limitation shall not apply to Buyer Losses resulting from (i) any breach of a representation or warranty contained in any of Sections 6.1, 6.2, 6.7, 6.10, 6.13, 6.18, 6.19 or 6.21 (the "Excluded Representations");
                  (ii) any claim for indemnification pursuant to Sections 8.1(c), (d), (e), (f), (g), (h), (i) or (j); or (iii) the
                  breach of any covenant or agreement of the Sellers included in this Agreement or any Related Writing (collectively, the "Seller Basket Exclusions"). Once Buyer Losses have exceeded the Basket Amount, the Sellers shall be jointly and severally obligated to pay all Buyer Losses in excess of the Basket Amount. The Sellers shall be obligated to pay all Buyer Losses based on the Seller Basket Exclusions without regard to the individual or aggregate amounts thereof and without regard to whether the aggregate of all Buyer Losses shall have exceeded, in the aggregate, the Basket Amount. The maximum obligation of the Sellers to provide indemnification pursuant to this Section 8 shall be limited to $6,000,000 in the aggregate (the "Cap"); provided, however, that the foregoing limitation shall not apply to any Buyer Losses arising from (i) the Seller Basket Exclusions or (ii) arising out of the actual fraud of the Sellers.

         (b) The Buyer shall have no obligation to provide indemnification for Seller Losses pursuant to this Section 8 unless and until the aggregate amount of all Seller Losses pursuant to this
                  Section 8 shall exceed the Basket Amount in which case Buyer shall be liable for all Seller Losses for which it would otherwise be liable pursuant to this Section 8; provided that the foregoing limitation shall not apply to Seller Losses resulting from (x) any breach of a representation or warranty contained in any of Sections 7.1 or 7.2, (y) any claim for indemnification pursuant to Sections 8.2(d), (e), (f), (g) or
                  (h) or (z) the breach of any covenant or agreement of the Buyer included in this Agreement or any Related Writing (collectively, the "Buyer Basket Exclusions"). Once Seller Losses have exceeded the Basket Amount, the Buyer shall be obligated to pay all Seller Losses in excess of the Basket Amount. The Buyer shall be obligated to pay all Seller Losses based on the Buyer Basket Exclusions without regard to the individual or aggregate amounts thereof and without regard to whether the aggregate of all Seller Losses shall have exceeded, in the aggregate, the Basket Amount. The maximum obligation of the Buyer to provide indemnification pursuant to this Section 8 shall be limited to the Cap in the aggregate; provided, however, that the foregoing limitation shall not apply to any Seller Losses arising from (i) the Buyer Basket Exclusions or (ii) the actual fraud of the Buyer.

         (c) For purposes of determining whether the Sellers shall be required to indemnify Buyer under this Section 8, each representation, warranty and agreement contained in this Agreement shall be read (including for purposes of determining whether a breach of such representation, warranty or agreement has occurred) without regard and without giving effect to, Knowledge or materiality (including Material Adverse Effect) qualifications that may be contained in such representation, warranty and agreement.

         (d) For purposes of determining whether the Basket Amount has been reached, (i) all Shareholder Losses (as defined in the Stock Purchase Agreement (the "Stock Purchase Agreement"), dated as of the date hereof, among the Sellers, NPC International (Barbados) Holdings Limited and ACS Business Process Solutions,

                  Inc.) and all Seller Losses (as defined in the Asset Purchase Agreement (the "Mexico Asset Purchase Agreement"), dated as of the date hereof, among the Parent, NPC Internacional S.A. de C.V. and ACS Business Process Solutions, S.A. de C.V.) shall be aggregated with all Seller Losses, and (ii) all Buyer Losses, as defined herein, in the Stock Purchase Agreement and in the Mexico Asset Purchase Agreement, shall be aggregated. With respect to the Cap, the maximum obligation of the Sellers and NPC Internacional S.A. de C.V., on the one hand, and the Buyer, ACS Business Process Solutions, S.A. de C.V. and ACS Business Process Solutions, Inc., on the other hand, to provide indemnification pursuant this Section 8 and the applicable indemnification provisions of the Stock Purchase Agreement and the Mexico Asset Purchase Agreement shall be limited to $6,000,000 in the aggregate, subject to the exceptions set forth herein, in the Stock Purchase Agreement and the Mexican Asset Purchase Agreement.

         8.3.6 COOPERATION. Each party will cooperate with the other party to the fullest extent reasonable in connection with any Claim which the defense of which has been assumed by the other party pursuant to this Section 8.

         8.3.7 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Sellers and the Buyer contained in the Agreement shall survive the execution and delivery hereof and the consummation of the transactions contemplated hereby for a period of 18 months after Closing with the exception of Sections 6.1, 6.2, 6.7, 6.18, 6.19, 6.21, 7.1 and 7.2. In
the case of Sections 6.7, 6.19 and 6.21 hereof all of the representations of the Sellers contained in this Agreement shall survive until sixty days after the expiration of the longest applicable statute of limitation, if any, applicable to the cause of action giving rise to the Buyer Losses (including all periods of extension, whether automatic or permissive). The representations contained in Sections 6.1, 6.2, 6.18, 7.1 and 7.2 shall survive indefinitely. If a claim hereunder shall be pending on the expiration date relating to such claim, the representations and warranties underlying such claim shall be deemed to survive until the resolution of such claim. The covenants of the parties herein or in any Related Writing shall survive indefinitely or for the shorter period of time specified therein.

         8.3.8 ACS GUARANTY. ACS guarantees to the Sellers the Buyer's performance of its indemnification obligations to the Sellers under Section 8 of this Agreement.

9.       CONDUCT OF BUYER AND SELLER PENDING CLOSING, PRE-CLOSING COVENANTS.

         9.1 MATERIAL BREACH. Each of the Sellers and Buyer shall not take any action which would cause it to be in material breach of any representation, warranty, covenant or agreement contained in this Agreement. Each of the parties shall use its reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by the Agreement.

         9.2 CONSENTS, WAIVERS, APPROVALS AND AUTHORIZATIONS. Sellers shall use reasonable best efforts to obtain all necessary consents, waivers, approvals and authorizations required to be obtained by Sellers in connection with the execution, delivery and performance by Sellers of this Agreement.

         9.3 OPERATIONS OF BUSINESS. Without the prior written consent of the Buyer, from the date hereof to the Effective Time, none of the Sellers shall, except as required or expressly permitted pursuant to the terms of the Agreement, make any material change in the conduct of the Business or enter into any transaction other than in the Ordinary Course Of Business consistent with past practices and shall continue to conduct the Business in the Ordinary Course of Business consistent with past practice. Each of the Sellers shall use commercially reasonable efforts to preserve substantially intact, the Business, to keep available the services of its key officers and employees and to preserve the goodwill of each business relationship affecting the Business.

         9.4 ACCESS. Each of the Sellers shall permit representatives of the Buyer to have reasonable access to all customer information, premises, properties, personnel, books, records (including tax records), Contracts and documents of or pertaining to the Companies; provided, however, such access is reasonably necessary to perform its due diligence review in connection with the Agreement and the transactions contemplated hereby.

         9.5 PRESS RELEASE AND ANNOUNCEMENTS. No party will issue any press release or announcement (whether internal or external) relating to the subject matter of the Agreement or the transactions contemplated hereunder without the prior approval of the other party; provided that any party may make any public disclosure it believes in good faith is required by Law or the rules of any national securities exchange or any automated inter-dealer quotation system on which the securities of either party (or any Affiliate thereof) are listed or admitted for trading (in which case the disclosing party will advise the other party prior to making such disclosure).

         9.6 COOPERATION AND STANDARD OF PERFORMANCE. Sellers and Buyer shall cooperate with each other in reviewing facts, establishing procedures and implementing procedures necessary to consummate the transactions contemplated by this Agreement and shall use their commercially reasonable efforts to consummate the transactions contemplated by this Agreement by the Closing Date. Sellers and Buyer shall undertake and perform each obligation hereunder in timely fashion and in good faith.

         9.7 NOTICE OF DEVELOPMENTS. Each of the Sellers shall promptly notify the Buyer in writing of any development in the Subject Assets or the Business or prospects of the Business which would be outside the Ordinary Course of Business, or which, if existing or occurring after the date of the Agreement, would have been required to be set forth or described in the schedules attached hereto. No such supplement or amendment shall have the effect of curing any inaccuracy or misrepresentation in any representation or warranty in the Agreement, unless, in its sole and absolute discretion, the Buyer elects in writing to waive such inaccuracy or misrepresentation.

         9.8 PAYROLL AND EMPLOYEE EXPENSES; OTHER PRE-CLOSING EXPENSES. To the extent not paid by the Sellers in the Ordinary Course of Business through the Closing Date, the Sellers shall be responsible for all payroll and related costs and expenses of the Employees including but not limited to gross payroll, tax withholdings, any benefits for employees, any employment related taxes and charges and any third party service fees through and including the Closing Date.

10. CONDITIONS TO CLOSING. The Closing shall be subject to the following conditions.

         10.1 CONDITIONS TO THE OBLIGATIONS OF THE BUYER. The obligations of the Buyer to pay the Purchase Price for the Shares at the Closing are subject to the fulfillment prior to or at the Closing of the following conditions, any of which may be waived in whole or in part in writing by the Buyer:

         10.1.1 DELIVERIES. The Sellers shall have delivered all of the items required by Section 5.2 of the Agreement. All certificates, agreements, instruments and documents of the Sellers mentioned herein or incident to the transactions contemplated hereby shall be reasonably satisfactory to Buyer.

         10.1.2 REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties set forth in Section 6 shall be true and correct at and as of the Closing. The Sellers shall have performed or complied with all covenants and agreements contemplated by the Agreement to be performed by them at or prior to the Closing, including but not limited to the covenants and agreements set forth in Section 9.

         10.1.3 NO ACTIONS. There shall not be any Order in effect preventing consummation of any of the transactions contemplated by the Agreement.

         10.1.4 CONSENTS. The Sellers shall have obtained all of the consents and waivers set forth on SCHEDULE 6.4 to this Agreement.

         10.1.5 OTHER AGREEMENTS. All of the conditions for Closing (as the term is defined in each respective agreement) contained in the Stock Purchase Agreement by and among the Sellers, NPC International (Barbados) Holdings Limited, and ACS Business Process Solutions, Inc. and the Mexico Asset Purchase Agreement by and among the Sellers, NPC Mexico and ACS Business Process Solutions, S.A. DE C.V. shall have been performed, complied with or waived.

         10.2 CONDITIONS TO THE OBLIGATIONS OF THE SELLERS. The obligations of the Sellers to sell and deliver the Subject Assets at the Closing are subject to fulfillment prior to or at the Closing of the following conditions, any of which may be waived in whole or in part in writing by the Sellers:

         10.2.1 DELIVERIES. The Buyer shall have delivered all of the items required by Section 5.3 of the Agreement. All certificates, agreements, instruments and documents of the Buyer mentioned herein or incident to the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Company.

         10.2.2 REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties set forth in Section 7 shall be true and correct at and as of the Closing. The Buyer shall have performed or complied with all covenants and agreements contemplated by the Agreement to be performed by it at or prior to the Closing, including but not limited to the covenants and agreements set forth in Section 9.

         10.2.3 NO ACTIONS. There shall not be any Order in effect preventing consummation of any of the transactions contemplated by the Agreement.

         10.2.4 TENDER OF CASH AT CLOSING. The Buyer tenders the Cash at Closing as provided in Section 4 hereof.

         10.2.5 CONSENTS. The Buyer shall have obtained all of the consents and waivers set forth on SCHEDULE 7.3 to this Agreement.

         10.2.6 OTHER AGREEMENTS. All of the conditions for Closing (as the term is defined in each respective agreement) contained in the Stock Purchase Agreement by and among the Sellers, NPC International (Barbados) Holdings Limited, and ACS Business Process Solutions, Inc. and the Mexico Asset Purchase Agreement by and among the Sellers, NPC Mexico and ACS Business Process Solutions, S.A. DE C.V. shall have been performed, complied with or waived.

11.      POST-CLOSING COVENANTS

         11.1 GENERAL; FURTHER ACTIONS. If at any time after the Closing any further action is necessary or desirable to carry out the purposes of the Agreement, each of the parties shall take such further action (including the execution and delivery of such further instruments and documents) as any other party may reasonably request. Furthermore, if at any time after the Closing, Buyer shall consider or be advised that any further deeds, assignments, conveyances, transfers or assurances in law, or any further acts, action or thing is necessary, appropriate or desirable to (i) transfer to Buyer any right, title or interest of the Sellers, in or to the Subject Assets, (ii) vest, perfect or conform of record such transfer, or (iii) otherwise carry out the other purposes of this Agreement, each of the Sellers, at their sole cost and expense, shall promptly take, or cause to be taken, all further actions and do, or cause to be done, all things (including without limitation the execution, delivery and recording of such further instruments deeds, assurances in law and documents of assignment, conveyance and transfer) as may be reasonably requested by Buyer. Sellers shall be available to consult with Buyer in regard to the Subject Assets. Sellers shall cause Sellers' accounting staffs to be available as reasonably necessary to Buyer in regard to the books and records and operations of the Business.

          11.2 NOTICES TO OBLIGORS. Each of the Sellers hereby agrees that upon the request of Buyer from and after the Closing, it will sign a form of notification for delivery by Buyer to all obligors of any of the Business notifying them of the sale of the Business and that payment in respect of such obligors' financial obligations to the Business should be made directly to buyer at the address set forth in such notification. From and after the closing, each of the Sellers shall promptly pay to Buyer an amount equal to the monies received by such Sellers from and after such date that are attributable to such obligors' financial obligations to any of the Business.

          11.3 SALES/TRANSFER TAXES. The Buyer shall pay all transfer, sales, use, customs, duties and other similar taxes and fees in respect of the sale of the Subject Assets or otherwise arising out of the transactions contemplated by this Agreement.

         11.4 LITIGATION SUPPORT. In the event and for so long as any party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand of third parties after the Closing in connection with (i) any transaction contemplated by the Agreement or (ii) any fact, situation, circumstances, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing involving any of the Subject Assets or the Business, each of the other parties shall cooperate in the defense or contest, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the defense or contest, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor pursuant to Section 8 of the Agreement).

         11.5     TAXES.

         (a) (a) In addition to the indemnification contained in Section 8.1, the Sellers shall indemnify and hold harmless Buyer, the Business, the Subject Assets and the Buyer's Affiliates, successors and assigns, and the employees, directors, officers and agents thereof, with respect to any Taxes relating to the operation of the Sellers, the Business or the Subject Assets prior to the Effective Time.

         (b) Buyer shall pay, or cause to be paid, and Buyer and the Business shall jointly and severally indemnify the Sellers and its Affiliates against and hold them harmless from any liability for Taxes of Buyer or the Business with respect to any taxable period after the Closing.

         (c) Buyer shall promptly notify Sellers in writing in the case of an audit or administrative or judicial proceeding of the Companies that relates to periods ending on or before the Closing Date. Sellers shall have the right at their expense to participate in and control the conduct of such audit or proceeding to the extent that such audit or proceeding relates to a potential adjustment for which Sellers might be liable. With respect to a potential adjustment of Taxes of the Companies for which both the Sellers and Buyer could be liable, or which involves an issue that recurs in a period ending after the Closing Date (whether or not the subject of audit at such time), (i) both Buyer and Sellers may participate at their own expense in the audit or proceeding, and
(ii) the audit or proceeding shall be controlled by that party which would bear the burden of the greater portion of the sum of the adjustment and any corresponding adjustments that may reasonably be anticipated for a future Tax period. Neither Buyer nor Sellers shall enter into any compromise or agree to settle any claim pursuant to any Tax audit or proceeding which would adversely affect the other party for such year or a subsequent year without the written consent of the other party, which consent may not be unreasonably withheld.

         11.6 ACCOUNTS RECEIVABLE. The parties agree that if Buyer has been unable to collect, within the time period set forth in Section 6.15 to this Agreement, the full amount of the Accounts Receivable as recorded on NPC LLC's books and records as of the Closing Date, and the Buyer deems the amount of such accounts receivable to be a Buyer Loss, Buyer shall, within two business days after deeming such accounts receivable to be a Buyer Loss, notify the Sellers, in writing, and assign such uncollected accounts receivable to Sellers.

12.      TERMINATION.

         12.1     GENERAL.  The Agreement may be terminated as provided below:

         (a) The parties may terminate the Agreement by mutual written consent at any time prior to the Closing;

         (b) The Buyer may terminate the Agreement by giving written notice to the Sellers at any time prior to the Closing (i) in the event the Sellers have breached any of their covenants contained in the Agreement or there is any breach of the representations or warranties contained in the Agreement made by the Sellers, and the Buyer has notified the Sellers of such breach or inaccuracy, and the breach or inaccuracy has continued without cure for a period of ten (10) days or such shorter period prior to Closing after such notice of the breach or inaccuracy; or (ii) if the Closing has not occurred, within thirty (30) days from the date of this Agreement by reason of the failure of any Closing condition under Section
                  10.1 (unless the failure results from the Buyer itself breaching any representation, warranty or covenant contained in this Agreement).

         (c) The Sellers may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (i) in the event the Buyer has breached any of its covenants contained in the Agreement or there is any breach in the representations or warranties made by the Buyer contained in this Agreement, and the Sellers have notified the Buyer of such breach or inaccuracy, and the breach or inaccuracy has continued without cure for a period of ten (10) calendar days or such shorter period prior to Closing after such notice of breach or inaccuracy; or (ii) if the Closing has not occurred, within thirty (30) calendar days from the date of the Agreement by reason of the failure of any Closing condition under Section 10.2 (unless the failure results primarily from the Sellers breaching any representation warranty or covenant contained in the Agreement).

         12.2 EFFECT OF TERMINATION. If any party terminates this Agreement pursuant to Section 12.1, all rights and obligations of the parties hereunder shall terminate without any liability of any party to any other party; provided, however, that (a) if this Agreement is terminated by a party due to the breach by the other party of any covenant or agreement contained herein, or due to any breach or misrepresentation in any of such other party's representations or warranties contained herein, or due the failure of such other party to fulfill its obligations in connection with the satisfaction of any condition to Closing, then the terminating party shall remain entitled to pursue all available legal rights and remedies pursuant to this Agreement or otherwise notwithstanding such termination; and (b) the provisions of Section 13 of the Agreement will survive termination and remain in full force and effect thereafter.

13. MISCELLANEOUS.

         13.1 EXPENSES. Each party shall bear their own costs and expenses (including without limitation fees and disbursements of counsel, accountants, and other experts) incurred in connection with the preparation, negotiation, execution, delivery and performance of this Agreement, each of the other documents and instruments executed in connection with or contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby.

         13.2 NOTICES. All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by either party to the other party pursuant to the Agreement shall be in writing and shall be hand delivered (including delivery by courier so long as a receipt or confirmation of delivery is obtained), sent by Federal Express or other recognized overnight delivery service, mailed by first-class, registered or certified mail, return receipt requested, postage prepaid or transmitted by facsimile transmission (followed by delivery of the original of such document), addressed as follows:

If to Buyer:                                If to Sellers:

ACS Data Entry, Inc.                        National Processing Company, LLC
Attention:  John Rexford                    Attention:  President & CEO
2828 North Haskell                          1231 Durrett Lane
Dallas, TX 75204                            Louisville, KY  40213
Facsimile: (214) 821-1014                   Facsimile:  (502) 315-3535

With a copy (which shall not                With a copy (which shall not
constitute notice) to:                      constitute notice) to:

Attention: Neel Lemon                       Attention:  General Counsel
Baker Botts L.L.P.                          National Processing, Inc.
2001 Ross Avenue, Suite 700                 c/o National City Corporation
Dallas, TX  75201                           17th Floor, Law Department
Facsimile: (214) 661-4954                   1900 East Ninth Street
                                            Cleveland, Ohio  44114
                                            Facsimile: (216) 575-2336

Either party hereto may designate by notice, in the manner herein above provided, a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request or communication which shall be mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the affidavit of messenger, or, in the case of facsimile, electronic confirmation of reception with verbal confirmation, being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation. Any party may change its designated recipient for notices, address and/or facsimile number upon written notice to the other parties to the Agreement.

         13.3 CONFIDENTIALITY. Except as required by the laws of the United States, including regulations of the Securities and Exchange Commission, the Sellers and Buyer will hold and will cause their consultants and advisers to hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of their counsel, by other requirements of law, all documents and information concerning the other party furnished to them by the other party or their representatives in connection with the Agreement or the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (a) in the public domain through no fault of the other party, (b) previously known by the other party on a non-confidential basis from a source not known by such party to be under any confidentiality restriction, (c) later lawfully acquired by the other party from a source not known by such party to be under any confidentiality restriction, or
(d) independently developed by the other party without the use of information subject to this confidentiality restriction) and neither party will release or disclose such information to any other person, except its auditors, attorneys, financial advisers, bankers and other consultants and advisers in connection with this Agreement. If the transactions contemplated by this Agreement are not consummated, such confidence will be maintained except to the extent that such information comes into the public domain through no fault of either party and such information shall not be used to the detriment of, or in relation to any investment in, the other party and all such documents (including copies thereof) shall be returned to the other party immediately on the request of either party. Both parties shall be deemed to have satisfied their obligation to hold confidential information concerning or supplied by the other party if it exercises the same care as it takes to preserve confidentiality for their own similar information. In addition, neither the Sellers or any officer, director, employee, representative or shareholder of the foregoing, from the date hereof through the Closing Date, shall make, solicit or initiate proposals or offers for any business combination or restructuring involving the Business, or the purchase, sale, lease or other disposition of any of the Subject Assets, however structured or to be effected, other than transactions in the Ordinary Course of Business involving assets which, in the aggregate, are not material. The Sellers further agree that neither they nor their officers, directors, agents or representatives acting on its behalf during such period will negotiate with any party other than the Buyer or its Affiliates, or provide information in furtherance of any such proposal or offer.

         13.4 ENTIRE AGREEMENT. The Agreement (including the exhibits and Schedules hereto, and the documents and instruments executed and delivered in connection herewith, or referred to herein) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any prior and contemporaneous understandings, agreements, or representations, whether written or oral, by or among the parties, or any of them with respect to the subject matter hereof that are not fully expressed in this Agreement and the documents and instruments executed and delivered in connection herewith.

         13.5 PARTIES IN INTEREST; SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors, legal representatives and permitted assigns. Neither this Agreement nor any rights or obligations hereunder may be assigned without the written consent of the other parties except that Buyer may assign any or all of its rights, interest and obligations hereunder to any of its Affiliates and/or its financing sources (provided that no such assignment shall discharge Buyer from any such obligations). Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person, other than the parties hereto and their respective successors, legal representatives and permitted assigns, any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, and no Person shall be deemed a third party beneficiary under or by reason of this Agreement.

         13.6 SPECIFIC PERFORMANCE. Each of the parties hereto acknowledges and agrees that (i) the provisions of this Agreement are reasonable and necessary to protect the proper and legitimate interests of the other parties hereto, and
(ii) the other parties hereto would be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to preliminary and permanent injunctive relief to prevent breaches of the provisions of this Agreement by other parties hereto without the necessity of proving actual damages or of posting any bond, and to enforce specifically the terms and provisions hereof and thereof, which rights shall be cumulative and in addition to any other remedy to which the parties hereto may be entitled hereunder or at law or equity.

         13.7 SEVERABILITY. Any term or provision of this Agreement or the application of any such provision to any Person or circumstance shall be declared judicially to be invalid, unenforceable or void, such decision shall not have the effect of invalidating or voiding the remainder of this Agreement, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to render it valid, legal and enforceable while preserving its intent or, if such modification is not possible, by substituting therefor another provision that is valid, legal and enforceable and that achieves the same objective.

         13.8 CONSTRUCTION. The parties have participated jointly in the negotiation and drafting of the Agreement. In the event an ambiguity or question of intent or interpretation arises, the Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of the Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The article and section headings and the table of contents contained in this Agreement are for convenience of reference only and shall in no way define, limit, extend or describe the scope or intent of any provisions of this Agreement. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. In addition, as used in this Agreement, unless otherwise provided to the contrary, (a) all references to days, months or years shall be deemed references to calendar days, months or years and (b) any reference to a "Section," "Article," or "Schedule" shall be deemed to refer to a section or article of this Agreement or an exhibit or schedule attached to this Agreement. The words "hereof", "herein", and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specifically provided for herein, the term "or" shall not be deemed to be exclusive.

         13.9 DISPUTES. If the parties are unable to resolve any disagreement, dispute, controversy or claim that may arise out of the transactions contemplated by this Agreement, including, without limitation, the failure to agree upon any item requiring a mutual agreement of the parties hereunder, they shall resolve the disagreement or dispute as follows:

         (a) Sellers may refer the matter to the Chief Financial Officer of Parent or any other executive officer as the Chief Financial Officer so designates and Buyer may refer the matter to the Chief Financial Officer or to any other Executive Officer as the Chief Financial Officer so designates of Buyer (the "Officers") by giving the other party written notice (a "Notice"). Within 30 days after delivery of a Notice, the Officers of both parties shall meet at a mutually acceptable time and place to exchange relevant information and to attempt to resolve the dispute.

         (b) If the matter has not been resolved within 60 days after delivery of such Notice, or if the Officers fail to meet within 30 days after delivery of such Notice, Parent or Buyer may initiate mediation. All negotiations conducted by the Officers pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and State Rules of Evidence.

         (c) In the event a dispute exists between the parties and the respective Officers are unable to resolve the dispute, the parties agree to participate in a non-binding mediation procedure as follows:

                  (i) A mediator will be selected by having counsel for each party agree on a person to act as mediator. The parties' counsel as well as the Officers of each party and not more than two other participants from each party will appear before the mediator at a time and place determined by the mediator, but not more than 60 days after delivery of a Notice. The fees of the mediator and other costs of mediation will be shared equally by the parties.

                  (ii) Each party's counsel will have 45 minutes to present a review of the issue and argument before the mediator. After each counsel's presentation, the other counsel may present specific counter-arguments not to exceed 10 minutes. The 45-minute and 10-minute periods will be exclusive of the time required to answer questions from the mediator or attendees.

                  (iii) After both presentations, the Officers may ask questions of the other side. At the conclusion of both presentations and the question periods, the Officers and their counsels will meet together to attempt to resolve the dispute. The length of the meeting will be as agreed between the parties. Either party may abandon the procedure at the end of the presentations and question periods if they feel it is not productive to go further. This mediation procedure is not binding on either party.

                  (iv) The duties of the mediator are to be sure that the above set-out time periods are adhered to and to ask questions so as to clarify the issues and understanding of the parties. The mediator may also offer possible resolutions of the issue but has no duty to do so.

         (d) After applying the mediation procedures set forth above, or if either of Parent or Buyer refuses to take part in the mediation process, either Parent or Buyer may submit the matter to arbitration in accordance with Section 13.9(f).

         (e) The provisions of this Section 13.9 shall not be construed to prevent either Parent or Buyer from instituting proceedings at law or in equity earlier (i) to avoid the expiration of any applicable limitations period; or (ii) where a party makes a good faith determination that a temporary restraining order or other immediate injunctive relief is the only adequate remedy.

         (f) Subject to the mediation procedures set forth above, any controversy or claim arising out of, or relating to, the Agreement, or the making, performance, or interpretation of it, shall be settled by arbitration in Chicago, Illinois, or such other location agreed to by the parties, in accordance with the Commercial Rules of Arbitration of the American Arbitration Association ("AAA") then existing, pursuant to a written award with the findings of fact and conclusions of law (which award shall be consistent with the Agreement and applicable Governmental Authority) and judgement on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy; provided, that punitive damages may not be awarded in such arbitration. The arbitrators shall have the right to employ experts, the cost of which will be equally shared by the Buyer and the Sellers, to assist them in any arbitration proceeding under this Section 13.9(f) and shall have the right to render equitable, as well as other, awards and relief. Before submitting a list of potential arbitrators to the parties for their consideration, the AAA shall consult with each party to discuss the applicable qualifications of the proposed arbitrators. Upon written request by the Company or the Buyer as to any particular controversy or claim under the Agreement with a copy of any such request also being sent to the other party or parties in accordance with the notice provisions of the Agreement, the AAA shall select a panel of at least three arbitrators, but if no such request is made by the --- time the parties comment on any proposed list of arbitrators, the AAA may select a single arbitrator unless the AAA determines that a greater number of arbitrators is appropriate. Each arbitrator shall be a currently licensed lawyer in the United States of America with at least twenty years experience in merger and acquisition practice in the United States.

         (g) The dispute resolution procedures set forth above shall survive the termination of this Agreement.

         13.10 GOVERNING LAW. The Agreement shall be governed by and construed and interpreted in accordance with the internal, substantive laws of the State of Delaware, United States of America. The Sellers and Buyer hereby consent and submit to the jurisdiction and venue of the courts of competent jurisdiction location in the State of Delaware for the purposes of any legal action or proceeding arising out of the Agreement.

         13.11 COUNTERPARTS. The Agreement may be executed concurrently in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, binding on all the parties, notwithstanding that all the parties are not signatories to the original or the same counterpart.

         13.12 PUBLICITY. Buyer and Sellers shall consult with each other and cooperate in the development and distribution of any and all news releases, other announcements, or public disclosure of matters related to this Agreement or the transactions contemplated herein.

         IN WITNESS WHEREOF, Buyer and the Sellers have caused their duly authorized representatives to execute and deliver this Agreement as of the date and year first above written.

                     SELLERS:

                     NATIONAL PROCESSING COMPANY, LLC



                     By:
                          ---------------------------------------

                     Name:
                            -------------------------------------

                     Title:
                             ------------------------------------



                     NATIONAL PROCESSING, INC.




                     By:
                          ---------------------------------------

                     Name:
                            -------------------------------------

                     Title:
                             ------------------------------------




                     ACS DATA ENTRY, INC.


                     By:
                          ---------------------------------------

                     Name:
                            -------------------------------------

                     Title:
                             ------------------------------------

         For the limited purpose of guaranteeing the performance of Buyer's indemnification obligations under Section 8 of this Agreement:


                     AFFILIATED COMPUTER SERVICES, INC.


                     By:
                          ---------------------------------------

                     Name:
                            -------------------------------------

                     Title:
                             ------------------------------------